UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
             Securities and Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under ss. 240.14a-12

                             Salisbury Bancorp, Inc.
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                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

      (1) Title of each class of securities to which transaction applies:

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      (2) Aggregate number of securities to which transaction applies:

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      (3) Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4) Proposed maximum aggregate value of transaction:

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      (5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

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      (2) Form, Schedule or Registration Statement No.:

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      (3) Filing Party:

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      (4) Date Filed:

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
                             SALISBURY BANCORP, INC.
                                5 BISSELL STREET
                                  P.O. BOX 1868
                          LAKEVILLE, CONNECTICUT 06039

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 10, 2009

To the Shareholders of Salisbury Bancorp, Inc.:

      NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Salisbury Bancorp, Inc. (The "Company") will be held at 10:00 a.m., local time, on Tuesday, March 10, 2009 at The Interlaken Inn, 74 Interlaken Road, Route 112, Lakeville, Connecticut for the following purposes:

      1.    To  approve  an   amendment   to  the   Company's   Certificate   of
            Incorporation to authorize a class of 25,000 shares of preferred stock, par value $0.01 per share; and

      2. To transact such other business as may properly be brought before the Special Meeting or any adjournment(s) thereof.

      Only those shareholders of record at the close of business on February 4, 2009 are entitled to notice of, and to vote at, this Special Meeting or any adjournment thereof.

      In order that you may be represented at the Special Meeting, please complete, date, sign and mail promptly the enclosed proxy for which a postage-prepaid return envelope is provided.

                                              BY ORDER OF THE BOARD OF DIRECTORS
                                              OF SALISBURY BANCORP, INC.

February 12, 2009                             John F. Foley
Lakeville, Connecticut                        Secretary

SHAREHOLDERS ARE REQUESTED TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE REGARDLESS OF WHETHER THEY PLAN TO ATTEND THE MEETING. ANY PROXY GIVEN BY A SHAREHOLDER WHO EXECUTES AND RETURNS A PROXY AND WHO ATTENDS THE SPECIAL MEETING MAY WITHDRAW THE PROXY AT TIME BEFORE IT IS VOTED AND VOTE HIS OR HER SHARES IN PERSON. A PROXY MAY ALSO BE REVOKED BY GIVING NOTICE TO JOHN F. FOLEY, SECRETARY OF THE COMPANY, 5 BISSELL STREET, P.O. BOX 1868, LAKEVILLE, CT 06039, IN WRITING PRIOR TO THE TAKING OF A VOTE.

                             SALISBURY BANCORP, INC.
                                5 BISSELL STREET
                               LAKEVILLE, CT 06039
                                  860-435-9801

       -------------------------------------------------------------------
                                 PROXY STATEMENT
                       FOR SPECIAL MEETING OF SHAREHOLDERS
                                 MARCH 10, 2009
       -------------------------------------------------------------------

                                  INTRODUCTION

      The enclosed proxy card (the "Proxy") is solicited by the Board of Directors (the "Board of Directors") of Salisbury Bancorp, Inc. (the "Company"), for use at the Special Meeting of Shareholders (the "Special Meeting") to be held on Tuesday, March 10, 2009, at 10:00 a.m., at The Interlaken Inn, 74 Interlaken Road, Route 112, Lakeville, Connecticut 06039, and at any and all adjournments thereof. Any Proxy given may be revoked at any time before it is actually voted on any matter in accordance with the procedures set forth on the Notice of Special Meeting. This Proxy Statement and the enclosed form of Proxy are being mailed to shareholders (the "Shareholders") on or about February 12, 2009. The cost of preparing, assembling and mailing this Proxy Statement and the material enclosed herewith is being borne by the Company. In addition, proxies may be solicited by Directors, officers and employees of the Company and Salisbury Bank and Trust Company (the "Bank") personally by telephone or other means. The Company will reimburse banks, brokers, and other custodians, nominees, and fiduciaries for their reasonable and actual costs in sending the proxy materials to the beneficial owners of the Company's common stock (the "Common Stock"). The Company has engaged Morrow & Co., LLC to assist in the solicitation of proxies at a fee of $7,500 plus expenses.

      If your shares are in a brokerage or fiduciary account, your broker or bank will send you a voting instruction form instead of a Proxy. Please follow the instructions on such form to instruct your broker or bank how to vote your shares. If you wish to attend the Special Meeting and vote your shares in person, you must follow the instructions on the voting instructions form to obtain a legal proxy from your broker or bank.

                       OUTSTANDING STOCK AND VOTING RIGHTS

      The Board of Directors has fixed the close of business on February 4, 2009 as the record date (the "Record Date") for the determination of Shareholders entitled to notice of and to vote at the Special Meeting. As of the Record Date, 1,685,861 shares of the Company's Common Stock (par value $.10 per share) were outstanding and entitled to vote and held of record by approximately 1,500 shareholders of Record. Each share of Common Stock is entitled to one vote on all matters to be presented at the Special Meeting. Votes withheld, abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Special Meeting but will the effect of a vote against Proposal 1.

      A Proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage-prepaid if mailed in the United States.

      If the enclosed form of Proxy is properly executed and received by the Company in time to be voted at the Special Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed, but unmarked proxies will be voted "FOR" Proposal 1 discussed in this Proxy Statement.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

      This Proxy Statement may include forward-looking statements relating to such matters as:

      (a) assumptions concerning future economic and business conditions and their effect on the economy in general and on the markets in which the Company and Salisbury Bank and Trust Company (the "Bank") do business; and

      (b)   expectations for revenues and earnings for the Company and Bank.

      Such forward-looking statements are based on assumptions rather than historical or current facts and, therefore, are inherently uncertain and subject to risk. For those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Act of 1995.

      The Company notes that a variety of factors could cause the actual results or experience to differ materially from the anticipated results or other expectations described or implied by such forward-looking statements. The risks and uncertainties that may affect the operation, performance, development and results of the Company's and Bank's business include the following:

      (a) the risk of adverse changes in business conditions in the banking industry generally and in the specific markets in which the Bank operates;

      (b)   changes  in  the   legislative  and  regulatory   environment   that
            negatively impacts the Company and Bank through increased operating expenses;

      (c)   increased   competition  from  other  financial  and   non-financial
            institutions;

      (d)   the impact of technological advances; and

      (e) other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

Such developments could have an adverse impact on the Company's and the Bank's financial position and results of operations.

                                   PROPOSAL 1

              APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION

Description of the Proposal

      The Board of Directors has adopted an amendment to the Company's Certificate of Incorporation to authorize a class of 25,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"). The full text of the proposed amendment to the Company's Certificate of Incorporation is set forth in Exhibit A to this proxy statement. The Company's Certificate of Incorporation currently authorizes only the issuance of Common Stock. The proposed amendment will vest in the Board of Directors the authority to determine by resolution the terms of one or more series of Preferred Stock, including the preferences, rights and limitations of each series. Provisions in a company's certificate of incorporation authorizing preferred stock in this manner are often referred to as "blank check" provisions, as they give a board of directors the flexibility, at any time or from time to time, without further shareholder approval (except as may be required by applicable laws, regulatory authorities or the rules of any stock exchange on which a company's securities are then listed), to create one or more series of preferred stock and to determine by resolution the terms of each such series. The Board of Directors believes that authorization of the Preferred Stock in the manner proposed will provide the Company with greater flexibility in meeting future capital requirements by creating series of Preferred Stock customized to meet the needs of particular transactions and then prevailing market conditions. Series of Preferred Stock would also be available for issuance from time to time for any other proper corporate purposes, including in connection with the redemption of the Preferred Stock described below, strategic alliances, joint ventures, or acquisitions.

      The Board of Directors does not have any plans calling for the issuance of shares of Preferred Stock at the present time, other than the possible issuance of Preferred Stock to the U.S. Department of the Treasury (the "Treasury") in connection with the Treasury's recently announced Troubled Asset Relief Program ("TARP") Capital Purchase Program described below.

Terms of the Capital Purchase Program

      On October 14, 2008, the Treasury announced the TARP Capital Purchase Program. This program encourages U.S. financial institutions to build capital to increase the flow of financing to U.S. businesses and consumers and to support the U.S. economy. Under the program, the Treasury will purchase senior preferred shares from banks, bank holding companies, and other financial institutions. The senior preferred shares will qualify as Tier 1 capital for regulatory purposes and will rank senior to common stock and at an equal level in the capital structure with any existing preferred shares other than preferred shares which by their terms rank junior to any other existing preferred shares. The senior preferred shares purchased by the Treasury will pay a cumulative dividend rate of 5 percent per annum for the first five years they are outstanding and thereafter at a rate of 9 percent per annum. The senior preferred shares will be non-voting, other than voting rights on matters that could adversely affect the shares. The shares will be callable at one hundred percent of their issue price plus any accrued and unpaid dividends after three years.

Prior to the end of three years, the senior preferred shares may be redeemed with the proceeds from a qualifying equity offering of any Tier 1 perpetual preferred or common stock.

      If dividends on the senior preferred shares are not paid in full for six dividend periods, whether or not consecutive, the senior preferred shares will have the right to elect two directors. The right to elect directors will end when full dividends have been paid for four consecutive dividend periods.

      The Treasury will receive warrants to purchase a number of shares of common stock having an aggregate market price equal to 15% of the senior preferred shares on the date of investment, subject to reduction as set forth below. The initial exercise price for the warrants, and the market price for determining the number of shares of common stock subject to the warrants, will be the market price for the common stock on the date of the preliminary approval of the application (calculated on a 20-trading day trailing average), subject to customary anti-dilution adjustments. The warrants will have a term of ten years. The warrants will be immediately exercisable, in whole or in part. The warrants will not be subject to any contractual restrictions on transfer, provided that the Treasury may only transfer or exercise an aggregate of one-half of the warrants prior to the earlier of (i) the date on which the issuer has received aggregate gross proceeds of not less than 100% of the issue price of the senior preferred shares from one or more Qualified Equity Offerings (the sale by the issuer after the date of the sale of the senior preferred shares of Tier 1 qualifying perpetual preferred stock or common stock for cash) and (ii) December 31, 2009. In the event that the issuer receives aggregate gross proceeds of not less than 100% of the issue price of the senior preferred shares from one or more Qualified Equity Offerings on or prior to December 31, 2009, the number of shares of common stock underlying the warrants then held by the Treasury will be reduced by a number of shares equal to the product of (i) the number of shares originally underlying the warrants (taking into account all adjustments) and
(ii) 0.5.

      An issuer participating in the Capital Purchase Program will be required to file a shelf registration statement with the Securities and Exchange Commission for the purpose of registering the senior preferred shares, the warrants and the common stock underlying the warrants as promptly as practicable after the date of the sale of the senior preferred shares and will take all action required to cause the shelf registration statement to be declared effective as soon as possible and maintain the effectiveness of the registration statement. The issuer will be required to apply for the listing on the national exchange on which the issuer's common stock is traded of the common stock underlying the warrants and will take such other steps as may be reasonably requested to facilitate the transfer of the warrants or the common stock.

      The Treasury will agree not to exercise voting power with respect to any shares of common stock of the issuer issued to it upon exercise of the warrants.

         The Treasury's consent also will be required for any increase in common stock dividends per share or certain repurchases of common stock until the third anniversary of the date of the investment unless prior to the third anniversary that the senior preferred shares are issued are redeemed in whole or the Treasury has transferred all of the senior preferred shares to third parties.

      Banks and bank holding  companies  participating  in the Capital  Purchase
Program also must modify or terminate all benefit plans, arrangements and agreements (including golden parachute agreements) to the extent necessary to be in compliance with the executive compensation and corporate governance requirements of Section 111 of the Emergency Economic Stabilization Act of 2008 and any guidance or regulations issued by the Secretary of the Treasury for the period during which the Treasury holds equity issued under the Capital Purchase Program. These standards include: (i) ensuring that incentive compensation for specified senior executive officers does not encourage unnecessary and excessive risks that threaten the value of the Company; (ii) requiring a clawback of any bonus or incentive compensation paid to a specified senior executive officer based on statements of earnings, gains or other criteria that are later proven to be materially inaccurate; (iii) prohibiting the Company from making any golden parachute payment to a specified senior executive officer based on applicable Internal Revenue Code provisions; and (iv) agreeing not to deduct for tax purposes executive compensation in excess of $500,000 for each specified senior officer executive.

      The Company has reviewed its executive compensation arrangements and does not anticipate that it will be necessary to modify any existing employee plans or contracts to comply with the applicable limits on executive compensation described above.

      See Exhibit B for the Summary of Senior Preferred Terms and Summary of Warrant Terms as published by the Treasury.

Company Participation in the Capital Purchase Program

      The Company received preliminary approval on January 7, 2009 from the Treasury to issue and sell up to 8,816 shares of the Preferred Stock and a warrant to purchase approximately 57,671 shares of Common Stock (the "Warrant") at an estimated exercise price of $22.93 per share for aggregate consideration of $8,816,000. Each share of Preferred Stock issued to the Treasury will have a liquidation preference of $1,000. If the Company sells the maximum amount of Preferred Stock authorized under the Capital Purchase Program, the Company estimates that the ownership percentage of the current shareholders would be diluted by approximately 3.3% if the Warrant were fully exercised.

      At September 30, 2008, the Company had capital ratios in excess of those required to be considered well-capitalized under banking regulations. The Board of Directors believes it is prudent for the Company to apply for capital available under the Capital Purchase Program because (i) the Company believes that the cost of capital under the Capital Purchase Program may be significantly lower than the cost of capital otherwise available to the Company at this time, and (ii) despite being well-capitalized, additional capital obtained under the capital Purchase Program would provide the Company additional flexibility to meet future capital needs that may arise.

      The Board of Directors believes that the flexibility to issue shares of Preferred Stock other than under the Capital Purchase Program can enhance the Board of Director's arm's-length bargaining capability on behalf of the Company's shareholders in a takeover situation. However, under some circumstances, the ability to designate the rights of, and issue, Preferred Stock could be used by the Board of Directors to make a change in control of the Company more difficult.

      The rights of the holders of the Company's Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future, including that issued under the Capital Purchase Program. To the extent that dividends will be payable on any issued shares of Preferred Stock, the result would be to reduce the amount otherwise available for payment of dividends on outstanding shares of the Company's Common Stock and there might be restrictions placed on the Company's ability to declare dividends on the Common Stock or to repurchase shares of Common Stock. The issuance of any Preferred Stock having voting rights would dilute the voting power of the holders of Common Stock. To the extent that any Preferred Stock is made convertible into shares of Common Stock, the effect, upon such conversion, would also be to dilute the voting power and ownership percentage of the holders of Common Stock. In addition, holders of Preferred Stock would normally receive superior rights in the event of any dissolution, liquidation, or winding up of the Company, thereby diminishing the rights of the holders of Common Stock to distribution of the Company's assets. Shares of Preferred Stock of any series would not entitle the holder to any pre-emptive right to purchase or subscribe for any shares of that or any other class.

      The Company has not made a final determination as to whether it will participate in the Capital Purchase Program. If it does participate, it intends to participate in the amount of $8,816,000, the maximum amount for which it has received preliminary approval. Assuming that the amendment to the Certificate of Incorporation is approved by shareholders, the Board will make a final decision near to the time of the closing of the sale to the Treasury, which is currently scheduled to occur on March 13, 2009. Among the factors the Board will consider are the then-current economic conditions nationally, regionally and locally, the performance of the Bank at that time, especially of the loan portfolio, the capital and liquidity positions of the Company and the Bank at that time, and any restrictions on the use of the proceeds or corporate governance matters imposed by Congress, the Treasury or bank regulatory authorities between the date of this Proxy statement and the date that the Board makes the final determination or are anticipated to be imposed in the future. There can be no assurance that the Company will participate in the Capital Purchase Program. If the amendment to the Certificate of Incorporation is approved by shareholders and the Company does not participate in the Capital Purchase Program, the Preferred Stock authorized will remain available for future issuance as described above.

Use of Proceeds

      Subject to limitations on use of proceeds that may be specified by the Treasury, the Company intends to invest all of the proceeds from the issuance of the Preferred Stock to the Treasury as equity in the Bank, its wholly-owned banking subsidiary. Initially, the Bank intends to use the funds to reduce borrowings. In the longer-term, the Bank has identified the following priorities for the use of the funds: (i) increase, where possible and prudent, additional consumer and commercial lending to stimulate economic activity in the Bank's local and regional markets; (ii) strengthen the Bank in the face of an uncertain and potentially prolonged economic downturn, which could have severe negative effects upon the national and regional economy and which could provoke credit or other than temporary impairment losses at the Bank at levels outside historical norms and (iii) possibly facilitate appropriate acquisitions of bank branches, or entire banks, whose capacity to flourish or even survive in the current economy has become suspect.

Pro Forma Effect on the Company's Financial Statements

      The following discusses the pro forma effect of participation in the Capital Purchase Program on the Company's financial statements. As indicated above, the Company was notified on January 7, 2009 that the Treasury had preliminarily approved the Company's application to participate in the Capital Purchase Program in the amount of $8,816,000. This discussion assumes that the Company receives $8,816,000, the maximum amount for which it has received preliminary approval, which is the intention of the Company if it participates in the Capital Purchase Program.

            The pro forma effect of the receipt of $8,816,000 under the Capital Purchase Program as of September 30, 2008 is as follows:

                                           -----------------------   -----------------------   ---------------------

                                                                           Pro Forma               Minimum For
                                                As Reported                  as of                  Regulatory
                                             September 30, 2008        September 30, 2008       "Well-Capitalized"
                                           (dollars in thousands)    (dollars in thousands)      Designation (1)
Capital Purchase Program Investment                  0                      $ 8,816

Total Tier 1 Capital                              $35,358                   $44,174

Total Tier 2 Capital                              $  3,140                  $  3,140

Total Capital (Tier 1 & 2)                        $38,498                   $47,314
========================================== =======================   =======================   =====================

Leverage Ratio                                      7.54%                    9.43%                     5.00%

Tier 1 Ratio                                       12.08%                    15.09%                    6.00%

Total Capital Ratio                                13.15%                    16.16%                   10.00%
                                           -----------------------   -----------------------   ---------------------

(1)   Minimum   regulatory   percentages  for  banks.   All  other  numbers  and
      percentages are calculated based on the Company's financial statements.

      The following unaudited pro forma financial information of the Company for the fiscal year ended December 31, 2007 and the nine-month period ended September 30, 2008 show the effect of the receipt of $8,816,000 from the Treasury pursuant to the Capital Purchase Program upon the issuance of Preferred Stock and the Warrant. The pro forma financial data is not necessarily indicative of the financial results that would have resulted had the proceeds of the Capital Purchase Program been received for the above periods and is not necessarily indicative of the results that the Company will achieve in the future. The Company can provide no assurance that the pro forma results will be achieved.

      The Company has included the following unaudited pro forma financial information solely for the purpose of providing shareholders with information that may be useful for purposes of considering and evaluating the proposal to amend the Company's Certificate of Incorporation. The Company's future results are subject to prevailing economic, industry specific conditions, financial, business and other known and unknown risks, and uncertainties, certain of which are beyond the Company's control. These factors include, without limitation, those described in this Proxy Statement under "Cautionary Statement Concerning Forward-Looking Statements" and those described in the Company's Annual Report on Form 10-K for the year ended December 31, 2007 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, which are specifically incorporated by reference in this Proxy Statement.

Pro Forma Effect - Balance Sheet

                 Pro Forma Condensed Consolidated Balance Sheet
                               September 30, 2008
                             (dollars in thousands)
                                   (Unaudited)

                                                    As of
                                                   09/30/08    Pro Forma Adjustments       Pro Forma
                                                  ---------    ---------------------  ---------------------
Balance Sheet Data:
ASSETS
Cash and due from banks                           $  12,741          $       0                $  12,741
Securities available for sale, at fair value        144,482                  0                  144,482
Loans, net of allowance for loan losses             293,740                  0                  293,740
Other Assets                                         34,687                  0                   34,687
                                                  ---------          ---------                ---------
     TOTAL ASSETS                                 $ 485,650          $       0                $ 485,650
                                                  =========          =========                =========
LIABILITIES
Total deposits                                    $ 344,608                  0                $ 344,608
Borrowings (1)                                       98,861              8,816                   90,045
Other Liabilities                                     3,461                  0                    3,461
                                                  ---------          ---------                ---------
     TOTAL LIABILITIES                              446,930              8,816                  438,114
                                                  ---------          ---------                ---------
SHAREHOLDERS' EQUITY
Preferred Stock (1) (2)                           $       0          $   8,816                $   8,816
Capital Stock                                           169                  0                      169
Warrants (2) (4)                                          0                112                      112
Discount on Preferred Stock (2) (3)                       0               (112)   )                (112
Surplus                                              13,158                  0                   13,158
Retained Earnings                                    34,037                  0                   34,037
Accumulated other comprehensive (loss)
income                                               (8,644)                 0    )              (8,644

                                                  ---------          ---------                ---------

     TOTAL SHAREHOLDERS'
             EQUITY                                  38,720              8,816                   47,536
                                                  ---------          ---------                ---------

     TOTAL LIABILITIES AND
             SHAREHOLDERS' EQUITY                 $ 485,650          $   8,816                $ 485,650
                                                  =========          =========                =========

(1) Pro forma amounts are based on the investment by the Treasury pursuant to the Capital Purchase Program of the maximum amount of $8,816,000 for which the Company has received preliminary approval. The Company expects ultimately to utilize the proceeds to (i) increase, where prudent, consumer and commercial lending; (ii) strengthen the Bank and (iii) when appropriate, facilitate the acquisition of bank branches or entire banks. Prior to such deployment, the proceeds may be used to reduce borrowings. Expenses related to the issuance of the Preferred Stock and the Warrant to the Treasury are expected to be immaterial and have not been deducted from the sale proceeds.

(2) The proceeds from the sale of the securities to the Treasury would be allocated between the Preferred Stock and the Warrant based on their relative fair values on the issue date. The fair value of the Warrant would be determined using the Black-Scholes model, which includes assumptions regarding the price of the Common Stock (assumed to be $22.93), dividend yield (assumed to be 4.88%) and stock price volatility (assumed to be 15.1%), as well as assumptions regarding the risk-free interest rate (assumed to be 2.16%). The fair value of the Preferred Stock issued to the Treasury would be determined based on assumptions regarding the discount rate (market rate) on the Preferred Stock, which is currently estimated at 12%.

(3) The discount on the Preferred Stock issued to the Treasury would be determined based on the value that is allocated to the Warrant upon issuance and would be accreted back to the value of the Preferred Stock over a five-year period, which is the expected life of the Preferred Stock upon issuance, using the constant effective yield method (approximately 5.30%).

(4) Assuming participation in the Capital Purchase Program in the maximum amount of $8,816,000 for which the Company has received preliminary approval, based on an exercise price of $22.93 per share for the Warrant, the Company estimates that the Warrant would give the Treasury the right to purchase approximately 57,671 shares of Common Stock.

Pro Forma Effect - Income Statements

              Pro Forma Condensed Consolidated Statements of Income
                 Pro Forma Impact of Maximum Estimated Proceeds
               $8,816,000 Preferred and Warrants for 57,671 shares
                      For the Year Ended December 31, 2007
                      (in thousands, except per share data)

                                                                                       Pro Forma
                                                     Historical                        12 Months
                                                     12 Months                           Ended
                                                       Ended       Adjustments          12/31/07
                                                      12/31/07     (unaudited)        (unaudited)
                                                    ------------   ------------       ------------
Net Interest Income                                 $     13,720   $        426(1)    $     14,146
Loan Loss Provision                                            0                                 0
                                                    ------------   ------------       ------------
     Net Interest Income after Provision                  13,720            426             14,146
Noninterest Income                                         4,465                             4,465
Noninterest Expense                                       13,514                             13,514
                                                    ------------   ------------       ------------
     Income/(Loss) Before Taxes                            4,671            426              5,097
Provision for Income Taxes                                   870             94(2)             964
                                                    ------------   ------------       ------------
     Income before Preferred Dividends                     3,801            332              4,133
Less: Preferred Dividends and Preferred Accretion              0            461(3)             461
                                                    ------------   ------------       ------------
     Income available to common shareholders        $      3,801   $       (129)      $      3,672
                                                    ============   ============       ============
Basic Earnings Per Share                            $       2.26   $          0       $       2.18
                                                    ============   ============       ============
Diluted Earnings Per Share                          $       2.26   $          0       $       2.16
                                                    ============   ============       ============
Weighted Average Shares Outstanding:
     Basic                                             1,684,699              0          1,684,699
     Diluted                                           1,684,699         19,484(4)       1,704,183

(1) Assumes maximum Capital Purchase Program proceeds of $8,816,000 are used to decrease borrowings carrying an assumed average annualized yield of approximately 4.83%. The actual impact to net interest income could be different as the Company expects ultimately to utilize a portion of the proceeds to (i) increase, where prudent, consumer and commercial lending; (ii) strengthen the Bank and (iii) when appropriate facilitate the acquisition of bank branches or entire banks. Expenses related to the issuance of the Preferred Stock and the Warrant to the

Treasury are expected to be immaterial and have not been deducted from the sale proceeds.

(2) Additional income tax expense is attributable to additional net interest income as described in Note (1).

(3) Consists of dividends on the Preferred Stock at a 5% annual rate in the amount of $440,800 as well as accretion on discount on the Preferred Stock upon issuance in the amount of $20,100. The discount is determined based on the value that is allocated to the Warrant upon issuance. The discount is accreted back to par value on a constant effective yield method (approximately 5.30%) over a five-year term, which is the expected life of the Preferred Stock upon issuance. The estimated accretion is based on a number of assumptions, which are subject to change. These assumptions include the discount (market rate at issuance) rate on the Preferred Stock and assumptions underlying the value of the Warrant. The estimated proceeds are allocated based on the relative fair value of the Warrant as compared to the fair value of the Preferred Stock. The fair value of the Warrant is determined under a Black-Scholes model. The model includes assumptions regarding the price of the Common Stock (assumed to be $22.93), dividend yield (assumed to be 4.88%), stock price volatility (assumed to be 15.1%), as well as assumptions regarding the risk-free interest rate (assumed to be 2.16%). The lower the value of the Warrant, the lower is the negative impact on net income and earnings per share available to common shareholders. The fair value of the Preferred Stock is determined based on assumptions regarding the discount rate (market rate) on the Preferred Stock, which is currently estimated at 12%. The lower the discount rate, the less the negative impact on net income and earnings per share available to common shareholders.

(4) Assuming participation in the Capital Purchase Program in the maximum amount of $8,816,000 for which the Company has received preliminary approval, based on an exercise price of $22.93 per share for the Warrant, the Company estimates that the Warrant would give the Treasury the right to purchase approximately 57,671 shares of Common Stock. The pro forma adjustment shows the increase in diluted shares outstanding assuming that the Warrants had been issued on January 1, 2007 at the strike price of $22.93 and remained outstanding for the entire period presented. The treasury stock method was utilized to determine dilution of the Warrant for the period presented.

              Pro Forma Condensed Consolidated Statements of Income
                 Pro Forma Impact of Maximum Estimated Proceeds
               $8,816,000 Preferred and Warrants for 57,671 shares
                  For the Nine Months Ended September 30, 2008
                      (in thousands, except per share data)
                                   (unaudited)

                                                     Historical                              Pro Forma
                                                      9 Months                               9 Months
                                                        Ended           Adjustments            Ended
                                                      09/30/08                               09/30/08
                                                    -------------      -------------       -------------
                                                    $      11,666      $         308(1)    $      11,974
Net Interest Income
Loan Loss Provision                                           690                                    690
                                                    -------------      -------------       -------------
     Net Interest Income after Provision                   10,976                308              11,284
Noninterest Income                                          1,241                                  1,241
Noninterest Expense                                        11,183                                 11,183
                                                    -------------      -------------       -------------
     Income/(Loss) Before Taxes                             1,034                308               1,342
Provision for Income Taxes                                    882                 68(2)              950
                                                    -------------      -------------       -------------
     Income before Preferred Dividends                        152                240                 392
Less: Preferred Dividends and Preferred Accretion               0                346(3)              346
                                                    -------------      -------------       -------------
     Income available to common shareholders        $         152              ($106)      $          46
                                                    =============      =============       =============
Basic Earnings Per Share                            $        0.09      $           0       $        0.03
                                                    =============      =============       =============
Diluted Earnings Per Share                          $        0.09      $           0       $        0.03
                                                    =============      =============       =============
Weighted Average Shares Outstanding:
     Basic                                              1,685,444                              1,685,444
     Diluted                                            1,685,444             14,708(4)        1,700,152

(1) Assumes maximum Capital Purchase Program proceeds of $8,816,000 are used to decrease borrowings carrying an assumed average annualized yield of approximately 4.66%. The actual impact to net interest income could be different as the Company expects ultimately to utilize a portion of the proceeds to (i) increase, where prudent, consumer and commercial lending; (ii) strengthen the Bank and (iii) when appropriate facilitate the acquisition of bank branches or entire banks. Expenses related to the issuance of the Preferred Stock and the Warrant to the Treasury are expected to be immaterial and have not been deducted from the sale proceeds.

(2) Additional income tax expense is attributable to additional net interest income as described in Note (1).

(3) Consists of dividends on the Preferred Stock at a 5% annual rate in the amount of $330,600 as well as accretion on discount on the Preferred Stock upon issuance in the amount of $15,800. The discount is determined based on the value that is allocated to the Warrant upon issuance. The discount is accreted back to par value on a constant effective yield method (approximately 5.30%) over a five-year term, which is the expected life of the Preferred Stock upon issuance. The estimated accretion is based on a number of assumptions, which are subject to change. These assumptions include the discount (market rate at issuance) rate on the Preferred Stock and assumptions underlying the value of the Warrant. The estimated proceeds are allocated based on the relative fair value of the Warrant as compared to the fair value of the Preferred Stock. The fair value of the Warrant is determined under a Black-Scholes model. The model includes assumptions regarding the price of the Common Stock (assumed to be $22.93), dividend yield (assumed to be 4.88%), stock price volatility (assumed to be 15.1%), as well as assumptions regarding the risk-free interest rate (assumed to be 2.16%). The lower the value of the Warrant, the lower is the negative impact on net income and earnings per share available to common shareholders. The fair value of the Preferred Stock is determined based on assumptions regarding the discount rate (market rate) on the Preferred Stock, which is currently estimated at 12%. The lower the discount rate, the less the negative impact on net income and earnings per share available to common shareholders.

(4) Assuming participation in the Capital Purchase Program in the maximum amount of $8,816,000 for which the Company has received preliminary approval, based on an exercise price of $22.93 per share for the Warrant, the Company estimates that the Warrant would give the Treasury the right to purchase approximately 57,671 shares of Common Stock. The pro forma adjustment shows the increase in diluted shares outstanding assuming that the Warrants had been issued on January 1, 2008 at the strike price of $22.93 and remained outstanding for the entire period presented. The treasury stock method was utilized to determine dilution of the Warrant for the period presented.

                          COMPANY FINANCIAL STATEMENTS

      The following financial statements and other information of the Company as reported in its Annual Report on Form 10-K for the fiscal year ended December 31, 2007 as filed with the SEC (the "Form 10-K") and the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008 as filed with the SEC (the "Form 10-Q") are provided with this Proxy Statement and are a part hereof:

      o The audited consolidated financial statements and notes thereto as of and for the fiscal year ended December 31, 2007, the opinion of the independent registered public accounting firm relating thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations; and
      o The unaudited condensed consolidated financial statements and notes thereto as of and for the three and nine months ended September 30, 2008 and Management's Discussion and Analysis of Financial Condition and Results of Operations.

      Since January 1, 2006,  the Company and the Bank have had no changes in or
disagreements   with   independent   accountants  on  accounting  and  financial
disclosure matters.

      The Form 10-K and the Form 10-Q and the  Company's  other filings with the
SEC      are      available      on      the      Company's      website      at
www.salisburybank.com/shareholder_relations.

                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We do not anticipate that representatives from Shatswell, MacLeod & Company, P.C. will be present and available to respond to questions or make a statement at the Special Meeting.

Approval Requirement and Board of Directors Recommendation

      Approval of the proposed amendment to the Company's Certificate of Incorporation requires the approval of at least a majority of the votes entitled to be cast at the meeting.

       THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND
                  THE COMPANY'S CERTIFICATE OF INCORPORATION.

                                 OTHER BUSINESS

      The Company is not aware of any business to be acted upon at the Special Meeting other than that which is discussed in this Proxy Statement. In the event that any other business requiring a vote of the Shareholders is properly presented at the Special Meeting, the holders of the Proxies will vote your shares in accordance with their best judgment and the recommendations of a majority of the Board of Directors.

      You are encouraged to exercise your right to vote by marking the appropriate boxes and dating and signing the enclosed Proxy card. The Proxy card may be returned in the enclosed envelope, postage-prepaid if mailed in the United States. In the event that you are later able to attend the Special Meeting, you may revoke your Proxy and vote your shares in person. A prompt response will be helpful and your cooperation is appreciated.

                SECURITY OWNERSHIP OF MANAGEMENT AND SHAREHOLDERS

      The following table sets forth certain information as of December 31, 2008 regarding the number of shares of Common Stock beneficially owned by each Director and Executive Officer of the Company and by all Directors and Executive Officers of the Company as a group. Management is not aware of any person (including any "group" as defined in Rule 13(d)(3) of the Securities and Exchange Commission (the "SEC")) who owns beneficially more than 5% of the Common Stock as of December 31, 2008.

                                                   Amount and Nature of
        Name of Beneficial Owner                 Beneficial Ownership (1)                Percent of Class (2)
        ------------------------                 ------------------------                --------------------
Louis E. Allyn, II                                         1,481                                 .09%
John R. H. Blum                                           16,365 (3)                             .97%
Louise F. Brown                                            2,928                                 .17%
Richard J. Cantele, Jr.                                    3,006 (4)                             .18%
Robert S. Drucker                                          8,468 (5)                             .50%
John F. Foley                                              7,443 (6)                             .44%
Nancy F. Humphreys                                         1,840 (7)                             .11%
Holly J. Nelson                                            1,888 (8)                             .11%
John F. Perotti                                           11,454 (9)                             .68%
Michael A. Varet                                          66,486 (10)                           3.94%

                                                       ------------                            --------
_________________________                                121,359                                7.20%

(All Directors and Executive
Officers of the  Company as a
group  of  ten  (10) persons)
_______________________
(1) The shareholdings also include, in certain cases, shares owned by or in trust for a director's spouse and/or children or grandchildren, and in which all beneficial interest has been disclaimed by the Director or has the right to acquire such security within sixty (60) days of December 31, 2008.

(2) Percentages are based upon the 1,685,861 shares of the Company's Common Stock outstanding and entitled to vote on December 31, 2008. The definition of beneficial owner includes any person who, directly or indirectly, through any contract, agreement or understanding, relationship or otherwise, has or shares voting power or investment power with respect to such security.

(3)   Includes 2,100 shares owned by John R. H. Blum's spouse.

(4) Includes 1,320 shares owned jointly by Richard J. Cantele, Jr. and his spouse and 6 shares owned by Richard J. Cantele, Jr. as custodian for his daughter.

(5)   Includes 1,500 shares owned by Robert S. Drucker's spouse.

(6) Includes 3,322 shares owned jointly by John F. Foley and his spouse, 1,543 owned by his spouse and 100 shares owned by John F. Foley as custodian for his children.

(7)   Includes 1,000 shares owned jointly by Nancy F. Humphreys and her spouse.

(8)   Includes 6 shares owned by Holly J. Nelson as guardian for a minor child.

(9) Includes 9,514 shares owned jointly by John F. Perotti and his spouse, 1,100 shares owned by his spouse and 564 shares owned by his son, of which shares owned by his spouse and son, John F. Perotti has disclaimed beneficial ownership.

(10) Includes 18,540 shares which are owned by his spouse and 18,546 shares which are owned by his children, of which shares Michael A. Varet has disclaimed beneficial ownership.

IMPORTANT NOTICE REGARDING THE AVAILABILTY OF PROXY MATERIALS FOR THE SPECIAL SHAREHOLDER MEETING TO BE HELD ON MARCH 10, 2009

    This Notice and Proxy Statement are available at www.cfpproxy.com/4607sm

      Directions to the Interlaken Inn, 74 Interlaken Road, Route 112, Lakeville, Connecticut, may be obtained by writing to John F. Foley, Secretary, Salisbury Bancorp, Inc. 5 Bissell Street, PO Box 1868, Lakeville, CT 06039-1868, by calling 1-860-435-9801 or toll-free at 1-800-222-9801.

                DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

      Any proposal that a Company shareholder wishes to have included in the Company's Proxy Statement and form of Proxy relating to the Company's 2009 Annual Meeting of Shareholders under Rule 14a-8 of the SEC must have been received by the Company's Secretary by December 8, 2008.

      In addition, under the Company's Bylaws, shareholders who wish to nominate a director or bring other business before an annual meeting must comply with the following:

   o You must be a shareholder of record and must have given notice in writing to the Secretary of the Company (a) not less than twenty (20) days nor more than one hundred thirty (130) days prior to the meeting with respect to matters other than the nomination of directors and (b) not less than thirty (30) days nor more than fifty (50) days prior to the meeting with respect to the nomination of directors.

   o Your notice must contain specific information required in the Company's Bylaws.

      Nominations and proposals should be addressed to John F. Foley, Secretary,
Salisbury  Bancorp,  Inc.,  5  Bissell  Street,  PO  Box  1868,  Lakeville,   CT
06039-1868.

By order of the Board of Directors

                                                        John F. Foley
                                                        Secretary

Lakeville, Connecticut
February 12, 2009

                                    Exhibit A
                                   -----------

                              PROPOSED AMENDMENT TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                             SALISBURY BANCORP, INC.

Article THIRD shall be amended and restated in its entirety as follows:

      THIRD: Capital Stock. The amount of the capital stock of the Corporation hereby authorized is three million (3,000,000) shares of Common Stock, par value $0.10 per share and twenty-five thousand (25,000) shares of Preferred Stock, par value $0.01 per share.

            A. Common Stock.

            Each holder of shares of Common Stock shall be entitled to one vote for each share held by such holder. There shall be no cumulative voting rights in the election of directors. Each share of Common Stock shall have the same relative rights as and be identical in all respects with all other shares of Common Stock. The voting, dividend and liquidation rights of the Common stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be determined by the Board of Directors before the issuance of any series of Preferred Stock.

            B. Preferred Stock.

            (1) General. Preferred Stock may be issued from time to time in one or more series, each to have such terms as are set forth herein and in the resolutions of the Board of Directors authorizing the issue of such series. Any shares of Preferred Stock which may be redeemed, purchased or otherwise acquired by the Bank may be reissued.
            Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly so provided.

            (2) Authority of Board of Directors. The Board of Directors may from time to time issue the Preferred Stock in one or more series. The Board of Directors may, in connection with the creation of any such series, determine the preferences, limitations and relative rights of each such series before the issuance of such series. Without limiting the foregoing, the Board of Directors may fix the voting powers, dividend rights, conversion rights, redemption privileges and liquidation preferences, all as the Board of Directors deems appropriate, to the full extent now or hereafter permitted by the Connecticut Business Corporation Act.

            The resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation and the Connecticut Business Corporation Act.

            C. No shareholder of the Corporation shall by reason of his holding shares of capital stock of the Corporation have any preemptive or preferential rights to purchase or subscribe to any share of any class of stock of the Corporation, now or hereafter to be authorized, or to any notes, debentures, bonds or other securities (whether or not convertible into or carrying options or warrants to purchase shares of any class of capital stock) now or hereafter to be authorized, excepting only such preemptive or preferential rights, warrants or options as the Board of Directors in its discretion may grant from time to time; and the Board of Directors may issue shares of any class of stock of the Corporation, or any notes, debentures, bonds or other securities (whether or not convertible into or carrying rights, options or warrants to purchase shares of any class of capital stock) without offering any such shares to the existing Shareholders of the Corporation.

                                    Exhibit B
                                   ----------

                          TARP Capital Purchase Program
                       Senior Preferred Stock and Warrants

                        Summary of Senior Preferred Terms

Issuer: Qualifying Financial Institution ("QFI") means (i) any U.S. bank or U.S. savings association not controlled by a Bank Holding Company ("BHC")or Savings and Loan Holding Company ("SLHC"); (ii) any U.S. BHC, or any U.S. SLHC which engages only in activities permitted for financial holdings companies under
Section 4(k) of the Bank Holding Company Act, and any U.S. bank or U.S. savings association controlled by such a qualifying U.S. BHC or U.S. SLHC; and (iii) any U.S. BHC or U.S. SLHC whose U.S. depository institution subsidiaries are the subject of an application under Section 4(c)(8) of the Bank Holding Company Act; except that QFI shall not mean any BHC, SLHC, bank or savings association that is controlled by a foreign bank or company. For purposes of this program, "U.S. bank", "U.S. savings association", "U.S. BHC" and "U.S. SLHC" means a bank, savings association, BHC or SLHC organized under the laws of the United States or any State of the United States, the District of Columbia, any territory or possession of the United States, Puerto Rico, Northern Mariana Islands, Guam, American Samoa, or the Virgin Islands. The United States Department of the Treasury will determine eligibility and allocation for QFIs after consultation with the appropriate Federal banking agency.

Initial Holder: United States Department of the Treasury (the "UST").

Size: QFIs may sell preferred to the UST subject to the limits and terms described below.

Each QFI may issue an amount of Senior Preferred equal to not less than 1% of its risk-weighted assets and not more than the lesser of (i) $25 billion and
(ii) 3% of its risk-weighted assets.

Security: Senior Preferred, liquidation preference $1,000 per share. (Depending upon the QFI's available authorized preferred shares, the UST may agree to purchase Senior Preferred with a higher liquidation preference per share, in which case the UST may require the QFI to appoint a depositary to hold the Senior Preferred and issue depositary receipts.)

Ranking: Senior to common stock and pari passu with existing preferred shares other than preferred shares which by their terms rank junior to any existing preferred shares.

Regulatory Capital Status: Tier 1.

Term: Perpetual life.

Dividend: The Senior Preferred will pay cumulative dividends at a rate of 5% per annum until the fifth anniversary of the date of this investment and thereafter at a rate of 9% per annum.

For Senior Preferred issued by banks which are not subsidiaries of holding companies, the Senior Preferred will pay non-cumulative dividends at a rate of 5% per annum until the fifth anniversary of the date of this investment and thereafter at a rate of 9% per annum. Dividends will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year.

Redemption: Senior Preferred may not be redeemed for a period of three years from the date of this investment, except with the proceeds from a Qualified Equity Offering (as defined below) which results in aggregate gross proceeds to the QFI of not less than 25% of the issue price of the Senior Preferred. After the third anniversary of the date of this investment, the Senior Preferred may be redeemed, in whole or in part, at any time and from time to time, at the option of the QFI. All redemptions of the Senior Preferred shall be at 100% of its issue price, plus (i) in the case of cumulative Senior Preferred, any accrued and unpaid dividends and (ii) in the case of noncumulative Senior Preferred, accrued and unpaid dividends for the then current dividend period (regardless of whether any dividends are actually declared for such dividend period), and shall be subject to the approval of the QFI's primary federal bank regulator.

"Qualified Equity Offering" shall mean the sale by the QFI after the date of this investment of Tier 1 qualifying perpetual preferred stock or common stock for cash.

Following the redemption in whole of the Senior Preferred held by the UST, the QFI shall have the right to repurchase any other equity security of the QFI held by the UST at fair market value.

Restrictions on Dividends: For as long as any Senior Preferred is outstanding, no dividends may be declared or paid on junior preferred shares, preferred shares ranking pari passu with the Senior Preferred, or common shares (other than in the case of pari passu preferred shares, dividends on a pro rata basis with the Senior Preferred), nor may the QFI repurchase or redeem any junior preferred shares, preferred shares ranking pari passu with the Senior Preferred or common shares, unless (i) in the case of cumulative Senior Preferred all accrued and unpaid dividends for all past dividend periods on the Senior Preferred are fully paid or (ii) in the case of non-cumulative Senior Preferred the full dividend for the latest completed dividend period has been declared and paid in full.

Common dividends: The UST's consent shall be required for any increase in common dividends per share until the third anniversary of the date of this investment unless prior to such third anniversary the Senior Preferred is redeemed in whole or the UST has transferred all of the Senior Preferred to third parties.

Repurchases: The UST's consent shall be required for any share repurchases (other than (i) repurchases of the Senior Preferred and (ii) repurchases of junior preferred shares or common shares in connection with any benefit plan in the ordinary course of business consistent with past practice) until the third anniversary of the date of this investment unless prior to such third anniversary the Senior Preferred is redeemed in whole or the UST has transferred all of the Senior Preferred to third parties. In addition, there shall be no share repurchases of junior preferred shares, preferred shares ranking pari passu with the Senior Preferred, or common shares if prohibited as described above under "Restrictions on Dividends".

Voting rights: The Senior Preferred shall be non-voting, other than class voting rights on (i) any authorization or issuance of shares ranking senior to the Senior Preferred, (ii) any amendment to the rights of Senior Preferred, or (iii) any merger, exchange or similar transaction which would adversely affect the rights of the Senior Preferred. If dividends on the Senior Preferred are not paid in full for six dividend periods, whether or not consecutive, the Senior Preferred will have the right to elect 2 directors. The right to elect directors will end when full dividends have been paid for four consecutive dividend periods.

Transferability: The Senior Preferred will not be subject to any contractual restrictions on transfer. The QFI will file a shelf registration statement covering the Senior Preferred as promptly as practicable after the date of this investment and, if necessary, shall take all action required to cause such shelf registration statement to be declared effective as soon as possible. The QFI will also grant to the UST piggyback registration rights for the Senior Preferred and will take such other steps as may be reasonably requested to facilitate the transfer of the Senior Preferred including, if requested by the UST, using reasonable efforts to list the Senior Preferred on a national securities exchange. If requested by the UST, the QFI will appoint a depositary to hold the Senior Preferred and issue depositary receipts.

Executive Compensation: As a condition to the closing of this investment, the QFI and its senior executive officers covered by the EESA shall modify or terminate all benefit plans, arrangements and agreements (including golden parachute agreements) to the extent necessary to be in compliance with, and following the closing and for so long as UST holds any equity or debt securities of the QFI, the QFI shall agree to be bound by, the executive compensation and corporate governance requirements of Section 111 of the EESA and any guidance or regulations issued by the Secretary of the Treasury on or prior to the date of this investment to carry out the provisions of such subsection. As an additional condition to closing, the QFI and its senior executive officers covered by the EESA shall grant to the UST a waiver releasing the UST from any claims that the QFI and such senior executive officers may otherwise have as a result of the issuance of any regulations which modify the terms of benefits plans, arrangements and agreements to eliminate any provisions that would not be in compliance with the executive compensation and corporate governance requirements of Section 111 of the EESA and any guidance or regulations issued by the Secretary of the Treasury on or prior to the date of this investment to carry out the provisions of such subsection.

                            Summary of Warrant Terms

Warrant: The UST will receive warrants to purchase a number of shares of common stock of the QFI having an aggregate market price equal to 15% of the Senior Preferred amount on the date of investment, subject to reduction as set forth below under "Reduction". The initial exercise price for the warrants, and the market price for determining the number of shares of common stock subject to the warrants, shall be the market price for the common stock on the date of the Senior Preferred investment (calculated on a 20-trading day trailing average), subject to customary anti-dilution adjustments. The exercise price shall be reduced by 15% of the original price on each six-month anniversary of the issue date of the warrants if the consent of the QFI stockholders described below has not been received, subject to a maximum reduction of 45% of the original exercise price.

Term: 10 years.

Exercisability: Immediately exercisable, in whole or in part.

Transferability: The warrants will not be subject to any contractual restrictions on transfer; provided that the UST may only transfer or exercise an aggregate of one-half of the warrants prior to the earlier of (i) the date on which the QFI has received aggregate gross proceeds of not less than 100% of the issue price of the Senior Preferred from one or more Qualified Equity Offerings and (ii) December 31, 2009. The QFI will file a shelf registration statement covering the warrants and the common stock underlying the warrants as promptly as practicable after the date of this investment and, if necessary, shall take all action required to cause such shelf registration statement to be declared effective as soon as possible. The QFI will also grant to the UST piggyback registration rights for the warrants and the common stock underlying the warrants and will take such other steps as may be reasonably requested to facilitate the transfer of the warrants and the common stock underlying the warrants. The QFI will apply for the listing on the national exchange on which the QFI's common stock is traded of the common stock underlying the warrants and will take such other steps as may be reasonably requested to facilitate the transfer of the warrants or the common stock.

Voting: The UST will agree not to exercise voting power with respect to any shares of common stock of the QFI issued to it upon exercise of the warrants.

Reduction: In the event that the QFI has received aggregate gross proceeds of not less than 100% of the issue price of the Senior Preferred from one or more Qualified Equity Offerings on or prior to December 31, 2009, the number of shares of common stock underlying the warrants then held by the UST shall be reduced by a number of shares equal to the product of (i) the number of shares originally underlying the warrants (taking into account all adjustments) and
(ii) 0.5.

Consent: In the event that the QFI does not have sufficient available authorized shares of common stock to reserve for issuance upon exercise of the warrants and/or stockholder approval is required for such issuance under applicable stock exchange rules, the QFI will call a meeting of its stockholders as soon as practicable after the date of this investment to increase the number of authorized shares of common stock and/or comply with such exchange rules, and to take any other measures deemed by the UST to be necessary to allow the exercise of warrants into common stock.

Substitution: In the event the QFI is no longer listed or traded on a national securities exchange or securities association, or the consent of the QFI stockholders described above has not been received within 18 months after the issuance date of the warrants, the warrants will be exchangeable, at the option of the UST, for senior term debt or another economic instrument or security of the QFI such that the UST is appropriately compensated for the value of the warrant, as determined by the UST.

[LOGO SALISBURY BANCORP, INC.]

February 12, 2009

To Our Shareholders:

In the past several months, we have witnessed a global economic meltdown and unprecedented financial devastation affecting some of the largest U.S. companies and financial institutions. It seems that with each new day we hear about more lay-offs and financial difficulties. No one can predict with any degree of certainty when economic conditions will improve. With this uncertainty comes fear, which is an emotion caused by events that we cannot control. In response, the U.S. Treasury Department initiated a Capital Purchase Program to encourage U.S. financial institutions to build capital to increase the flow of financing to U.S. businesses and consumers and restore confidence.

As a "well-capitalized" community banking company, we have both a historical record and commitment to meeting the financial needs of the businesses, consumers and communities which we serve, while building a prudent and profitable franchise for our shareholders. Accordingly, Salisbury Bancorp applied for, and was granted preliminary approval from the U.S. Treasury, to participate in this Program in an amount up to $8,816,000. Your management team and Board of Directors are evaluating the advantages and disadvantages of participating in this Program, and we ask you to authorize an amendment to our Certificate of Incorporation to create the preferred stock necessary to sell to the Treasury, should the Company decide to participate. As a "well-capitalized" and profitable institution, we are not seeking a "bailout" and we will only participate if the Board determines that participation is in the best interests of the Company and its shareholders based upon the information available at the time. In deciding whether to participate, the Board is considering the costs, benefits and uncertainties of participating in the Capital Purchase Program as well as the potential risks of declining to participate in the Program.

We are calling upon our shareholders to consider and approve a proposed amendment to our Certificate of Incorporation which would authorize preferred stock and provide us with the potential to participate in the Capital Purchase Program. The enclosed proxy material should answer any questions you might have regarding the Capital Purchase Program and our potential participation. However, we encourage you to contact us and to attend the Special Meeting of Shareholders to be held at 10:00 a.m. on Tuesday, March 10, 2009 at The Interlaken Inn, 74 Interlaken Road, Route 112, Lakeville, Connecticut 06039 to consider and vote upon this proposed amendment. Even if you plan to attend the Special Meeting, we request that you complete, sign, date and mail the enclosed proxy in the envelope provided. If you attend the Special Meeting, you may revoke the proxy and vote in person if you wish.

We would like to conclude this letter by saying "Thank you". We greatly value your commitment to our Company and your continued support.

                                           Sincerely,


                                           /s/ John F. Perotti

                                           John F. Perotti
                                           Chairman and Chief Executive Officer



                                           /s/ Richard J. Cantele. Jr.

                                           Richard J. Cantele. Jr.
                                           President and Chief Operating Officer

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

                                 REVOCABLE PROXY
                             SALISBURY BANCORP, INC.

                        THIS PROXY SOLICITED ON BEHALF OF
                THE BOARD OF DIRECTORS OF SALISBURY BANCORP, INC.

      The undersigned holder(s) of the Common Stock of Salisbury Bancorp, Inc. (the "Company") do hereby nominate, constitute and appoint Louis E. Allyn, II and Holly J. Nelson jointly and severally, proxies with full power of substitution, for us and in our name, place and stead to vote all the Common Stock of the Company, standing in our name on February 4, 2009 at the Special Meeting of its Shareholders to be held at the Interlaken Inn, 74 Interlaken Road, Lakeville, Connecticut 06039 on Tuesday, March 10, 2009 at 10:00 a.m. or any adjournment thereof with all the powers the undersigned would possess if personally present, as follows:


(1) APPROVAL of an amendment to the Company's Certificate of Incorporation to authorize 25,000 shares of preferred stock, par value $0.01 per share.

       FOR                AGAINST              ABSTAIN
      [   ]                [   ]                [   ]

(2) OTHER BUSINESS: To conduct whatever other business may properly be brought before the Special Meeting or any adjournment thereof. Management at present knows of no other business to be presented by or on behalf of the Company or its Management at the Special Meeting. In the event that any other business requiring a vote of the Shareholders is properly presented at the Special Meeting, the holders of the proxies will vote your shares in accordance with their best judgment and the recommendations of a majority of the Board of Directors.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL (1).

      THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION INDICATED. IF NO SPECIFICATION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" PROPOSAL (1) AND IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS.

PLEASE CHECK THE BOX IF YOU PLAN TO ATTEND THE MEETING  [   ]

  Please be sure to sign and date                      Date  ____________,  2009
    this Proxy in the box below.

            -----------------------                -----------------------------
            Shareholder sign above                 Co-holder (if any) sign above

--------------------------------------------------------------------------------

    Detach above card, sign, date and mail in postage paid envelope provided.

                             SALISBURY BANCORP, INC.

      PLEASE ACT PROMPTLY PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

      All  joint  owners  must  sign.   When  signing  as  attorney,   executor,
administrator, trustee or guardian, please give full title. If more than one trustee, all must sign.

      THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE MEETING BY PROVIDING WRITTEN NOTICE TO THE COMPANY SECRETARY OR MAY BE WITHDRAWN AND YOU MAY VOTE IN PERSON SHOULD YOU ATTEND THE SPECIAL MEETING.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

---------------------------------

---------------------------------

---------------------------------

                             SALISBURY BANCORP, INC.

                        UNAUDITED CONDENSED CONSOLIDATED

                              FINANCIAL STATEMENTS

                             AND RELATED INFORMATION

                          EXTRACTED FROM THE FORM 10-Q

                         FOR THE QUARTERLY PERIOD ENDED

                               SEPTEMBER 30, 2008

                     SALISBURY BANCORP, INC. AND SUBSIDIARY
                     --------------------------------------

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      -------------------------------------
                  (amounts in thousands, except per share data)
                    September 30, 2008 and December 31, 2007
                    ----------------------------------------

                                                                                 September 30,    December 31,
                                                                                      2008            2007
                                                                                 -------------    ------------
                                                                                  (unaudited)
ASSETS
------
Cash and due from banks                                                            $  6,915         $ 12,811
Interest bearing demand deposits with other banks                                     1,445              726
Money market mutual funds                                                             1,422            1,341
Federal funds sold                                                                    2,958              300
                                                                                   --------         --------
         Cash and cash equivalents                                                   12,740           15,178
Investments in available-for-sale securities (at fair value)                        144,482          147,377
Investments in held-to-maturity securities (fair values of $67 as of
   September 30, 2008 and $71 as of December 31, 2007)                                   68               71
Federal Home Loan Bank stock, at cost                                                 5,323            5,176
Loans held-for-sale                                                                     122              120
Loans, less allowance for loan losses of $3,105 as of September 30, 2008
   and $2,475 as of December 31, 2007                                               293,740          268,191
Investment in real estate                                                                75               75
Other real estate owned                                                                 205                0
Premises and equipment                                                                7,269            6,803
Goodwill                                                                              9,829            9,829
Core deposit intangible                                                               1,206            1,329
Accrued interest receivable                                                           2,395            2,539
Cash surrender value of life insurance policies                                       3,780            3,688
Other assets                                                                          4,416            1,584
                                                                                   --------         --------
         Total assets                                                              $485,650         $461,960
                                                                                   ========         ========
LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Deposits:
   Noninterest-bearing                                                             $ 69,198         $ 69,215
   Interest-bearing                                                                 275,411          248,526
                                                                                   --------         --------
         Total deposits                                                             344,609          317,741
Securities sold under agreements to repurchase                                       12,370                0
Federal Home Loan Bank advances                                                      86,490           95,011
Other liabilities                                                                     3,461            3,645
                                                                                   --------         --------
         Total liabilities                                                          446,930          416,397
                                                                                   --------         --------
Shareholders' equity:
   Common stock, par value $.10 per share; authorized 3,000,000 shares; issued and outstanding, 1,685,861 shares at September 30, 2008 and 1,685,021
      shares at December 31, 2007                                                       169              169
   Paid-in capital                                                                   13,158           13,130
   Retained earnings                                                                 34,037           35,583
   Accumulated other comprehensive loss                                              (8,644)          (3,319)
                                                                                   --------         --------
         Total shareholders' equity                                                  38,720           45,563
                                                                                   --------         --------
         Total liabilities and shareholders' equity                                $485,650         $461,960
                                                                                   ========         ========

   The accompanying notes are an integral part of these consolidated financial statements.

                     SALISBURY BANCORP, INC. AND SUBSIDIARY
                     --------------------------------------

                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                   -------------------------------------------
                  (amounts in thousands, except per share data)
                                   (unaudited)

                                                                     Nine Months Ended     Three Months Ended
                                                                       September 30,         September 30,
                                                                     2008        2007       2008        2007
                                                                   --------    --------   --------    --------
Interest and dividend income:
   Interest and fees on loans                                      $ 13,918    $ 13,273   $  4,686    $  4,537
   Interest on debt securities:
      Taxable                                                         3,988       4,094      1,358       1,337
      Tax-exempt                                                      1,775       1,745        622         634
   Dividends on equity securities                                       169         241         39          82
   Other interest                                                       121          46          7          12
                                                                   --------    --------   --------    --------
         Total interest and dividend income                          19,971      19,399      6,712       6,602
                                                                   --------    --------   --------    --------
Interest expense:
   Interest on deposits                                               5,124       6,109      1,485       2,087
   Interest on securities sold under agreements to repurchase            46           0         46           0
   Interest on Federal Home Loan Bank advances                        3,135       3,126      1,056       1,080
                                                                   --------    --------   --------    --------
         Total interest expense                                       8,305       9,235      2,587       3,167
                                                                   --------    --------   --------    --------
         Net interest and dividend income                            11,666      10,164      4,125       3,435
Provision for loan losses                                               690           0        520           0
                                                                   --------    --------   --------    --------
         Net interest and dividend income after provision for
            loan losses                                              10,976      10,164      3,605       3,435
                                                                   --------    --------   --------    --------
Noninterest income (charge):
   Trust department income                                            1,684       1,508        543         475
   Loan commissions                                                       2          22          0           9
   Service charges on deposit accounts                                  610         544        209         183
   (Write downs) gains on available-for-sale securities, net         (2,317)        222     (2,671)         42
   Gain on sales of loans held-for-sale                                 236         246         77          79
   Other income                                                       1,026         757        497         272
                                                                   --------    --------   --------    --------
         Total noninterest income (charge)                            1,241       3,299     (1,345)      1,060
                                                                   --------    --------   --------    --------
Noninterest expense:
   Salaries and employee benefits                                     6,225       5,763      2,148       1,931
   Occupancy expense                                                    721         586        258         206
   Equipment expense                                                    650         584        219         214
   Data processing                                                    1,005         939        310         301
   Insurance                                                            148         121         58          47
   Printing and stationery                                              201         216         66          72
   Professional fees                                                    651         500        218         161
   Legal expense                                                        282         167        116          41
   Amortization of core deposit intangible                              123         123         41          41
   Other expense                                                      1,176       1,026        401         387
                                                                   --------    --------   --------    --------
         Total noninterest expense                                   11,182      10,025      3,835       3,401
                                                                   --------    --------   --------    --------
         Income (loss) before income taxes                            1,035       3,438     (1,575)      1,094
Income taxes                                                            883         638        337         177
                                                                   --------    --------   --------    --------
         Net income (loss)                                         $    152    $  2,800   $ (1,912)   $    917
                                                                   ========    ========   ========    ========

Earnings (loss) per common share                                   $    .09    $   1.66   $  (1.13)   $    .54
                                                                   --------    --------   --------    --------
Dividends per common share                                         $    .84    $    .81   $    .28    $    .27
                                                                   --------    --------   --------    --------

   The accompanying notes are an integral part of these consolidated financial statements.

                      SALISBURY BANCORP INC. AND SUBSIDIARY
                      -------------------------------------

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                 -----------------------------------------------
                             (amounts in thousands)
                  Nine months ended September 30, 2008 and 2007
                                   (unaudited)

                                                                                      2008        2007
                                                                                    ---------   ---------
Cash flows from operating activities:
   Net income                                                                       $     152   $   2,800
Adjustments to reconcile net income to net cash provided by operating activities:
      Amortization of securities, net                                                      57          70
      Gain on sales of available-for-sale securities, net                                (539)       (222)
      Write-downs of available-for-sale securities                                      2,856           0
      Provision for loan losses                                                           690           0
      Change in loans held-for-sale                                                        (2)        189
      Change in deferred loan costs, net                                                   (2)       (101)
      Net (increase) decrease in mortgage servicing rights                                 (1)         89
      Depreciation and amortization                                                       519         403
      Amortization of core deposit intangible                                             123         123
      Accretion of fair value adjustment on deposits & borrowings                         (98)        (98)
      Amortization of fair value adjustment on loans                                       36          59
      Decrease (increase) in interest receivable                                          144        (112)
      Deferred tax benefit                                                               (138)     (1,085)
      (Increase) decrease in taxes receivable                                             (13)        317
      (Increase) decrease in prepaid expenses                                             (30)        978
      Increase in cash surrender value of insurance policies                              (92)        (91)
      Increase in income tax payable                                                        0         254
      (Increase) decrease in other assets                                                (159)         87
      Increase in accrued expenses                                                        213          95
      Decrease in interest payable                                                       (164)        (60)
      Decrease in other liabilities                                                        (8)       (130)
      Issuance of shares for Directors' fees                                               28          30
      (Decrease) increase in unearned income on loans                                      (1)          4
      Cash and cash equivalents acquired from New York Community Bank
         net of expenses paid of $115                                                       0         181
                                                                                    ---------   ---------

Net cash provided by operating activities                                               3,571       3,780
                                                                                    ---------   ---------
Cash flows from investing activities
   Purchase of Federal Home Loan Bank stock                                              (147)       (495)
   Purchases of available-for-sale securities                                        (102,304)    (52,271)
   Proceeds from sales of available-for-sale securities                                94,723      51,371
   Proceeds from maturities of held-to-maturity securities                                  3           3
   Loan originations and principal collections, net                                   (24,372)     (6,013)
   Purchase of loans                                                                   (1,935)     (3,733)
   Recoveries of loans previously charged-off                                              36          53
   Other real estate owned - expenditures capitalized                                    (204)          0
   Capital expenditures                                                                  (941)     (1,318)
                                                                                    ---------   ---------

Net cash used in investing activities                                                 (35,141)    (12,403)
                                                                                    ---------   ---------

                      SALISBURY BANCORP INC. AND SUBSIDIARY
                      -------------------------------------

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                 -----------------------------------------------
                             (amounts in thousands)
                  Nine months ended September 30, 2008 and 2007
                                   (unaudited)
                                   (continued)

                                                                                      2008        2007
                                                                                    ---------   ---------
Cash flows from financing activities:

   Net increase (decrease) in demand deposits, NOW and savings accounts                24,927      (2,312)
   Net increase in time deposits                                                        1,940       1,319
   Federal Home Loan Bank advances                                                     17,000      21,000
   Principal payments on advances from Federal Home Loan Bank                         (16,786)    (16,404)
   Net change in short term advances from Federal Home Loan Bank                       (8,637)      3,551
   Net increase in securities sold under agreements to repurchase                      12,370           0
   Dividends paid                                                                      (1,682)     (1,348)
                                                                                    ---------   ---------

   Net cash provided by financing activities                                           29,132       5,806
                                                                                    ---------   ---------

   Net decrease in cash and cash equivalents                                           (2,438)     (2,817)
   Cash and cash equivalents at beginning of period                                    15,178      11,757
                                                                                    ---------   ---------
   Cash and cash equivalents at end of period                                       $  12,740   $   8,940
                                                                                    =========   =========

   Supplemental disclosures:
      Interest paid                                                                 $   8,567   $   9,393
      Income taxes paid                                                                 1,034       1,152

   New York Community Bank Branch Acquisition:
      Cash and cash equivalents acquired                                                        $ 296,060
      Deposits assumed                                                                            496,060
                                                                                                ---------
      Net liabilities assumed                                                                    (200,000)
      Acquisition costs                                                                           115,207
                                                                                                ---------
      Goodwill                                                                                  $ 315,207
                                                                                                =========

   The accompanying notes are an integral part of these consolidated financial statements.

                     SALISBURY BANCORP, INC. AND SUBSIDIARY

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

NOTE 1 - BASIS OF PRESENTATION
------------------------------

The accompanying condensed consolidated interim financial statements are unaudited and include the accounts of Salisbury Bancorp, Inc. (the "Company"), its wholly owned subsidiary Salisbury Bank and Trust Company (the "Bank"), and the Bank's subsidiaries, S.B.T. Realty, Inc. and SBT Mortgage Service Corporation (the "PIC") formed in April 2004. The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) for interim financial information and with the instructions to SEC Form 10-Q. Accordingly, they do not include all the information and footnotes required by GAAP for complete financial statements. All significant intercompany accounts and transactions have been eliminated in the consolidation. These financial statements reflect, in the opinion of Management, all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the Company's financial position and the results of its operations and its cash flows for the periods presented. Operating results for the nine months ended September 30, 2008 are not necessarily indicative of the results that may be expected for the year ending December 31, 2008. These financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's 2007 Annual Report on Form 10-K.

The year-end condensed balance sheet data derived from audited financial statements does not include all disclosures required by GAAP.

NOTE 2 - COMPREHENSIVE (LOSS) INCOME
------------------------------------

Statement  of  Financial  Accounting  Standards  ("SFAS")  No.  130,  "Reporting
Comprehensive  Income,"  establishes  standards for disclosure of  comprehensive income which includes net income and any changes in equity from non-owner sources that are not recorded in the income statement (such as changes in the net unrealized gains (losses) on securities). The purpose of reporting comprehensive (loss) income is to report a measure of all changes in equity that result from recognized transactions and other economic events of the period other than transactions with owners in their capacity as owners. The Company's sources of other comprehensive (loss) income are the net changes in unrealized holding (losses) or gains on securities and the net change in unrecognized pension plan expense.

Comprehensive (Loss) Income

                                                     Nine months ended        Three months ended
                                                       September 30,             September 30,
                                                      2008          2007      2008         2007
                                                    --------      -------    -------    ----------
                                                    (amounts in thousands)   (amounts in thousands)
Net income                                           $   152      $ 2,800    $(1,912)   $      917
Net change in unrealized holding (losses) or
gains on securities and net change in
unrecognized pension plan expense,
net of tax during period                              (5,325)      (1,775)    (2,403)          967
                                                     -------      -------    -------    ----------
Comprehensive (loss) income                          $(5,173)     $ 1,025    $(4,315)   $    1,884
                                                     =======      =======    =======    ==========

NOTE 3 - IMPACT OF NEW ACCOUNTING STANDARDS
-------------------------------------------

In February 2006, the Financial Accounting Standards Board (FASB) issued SFAS No. 155, "Accounting for Certain Hybrid Instruments" (SFAS 155), which permits, but does not require, fair value accounting for any hybrid financial instrument that contains an embedded derivative that would otherwise require bifurcation in accordance with SFAS 133. The statement also subjects beneficial interests issued by securitization vehicles to the requirements of SFAS No. 133. The statement is effective as of January 1, 2007. The adoption of SFAS 155 did not have an impact on the Company's financial condition and results of operations.

In March 2006, the FASB issued SFAS No. 156, Accounting for Servicing of Financial Assets- an amendment of FASB Statement No. 140 ("SFAS No. 156"). SFAS 156 requires any entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in specific situations. Additionally, the servicing asset or servicing liability shall be initially measured at fair value; however, an entity may elect the "amortization method" or "fair value method" for subsequent balance sheet reporting periods. The adoption of this statement did not have a material impact on the Company's financial condition, results of operations or cash flows.

In June 2006 the FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement 109" (FIN 48). FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return and provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 did not have a material impact on the Company's financial statements.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" (SFAS
157). SFAS 157 defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles (GAAP) and enhances disclosures about fair value measurements. SFAS 157 retains the exchange price notion and clarifies that the exchange price is the price that would be received for an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants on the measurement date. SFAS 157 is effective for the Company's consolidated financial statements for the year beginning on January 1, 2008, with earlier adoption permitted. The adoption of this statement did not have a material impact on its financial condition and results of operations. See Note 5.

In September 2006, the FASB ratified the consensus reached by the Emerging Issues Task force ("EITF") on Issue No. 06-4 "Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements," (EITF Issue 06-4). EITF 06-4 requires companies with an endorsement split-dollar life insurance arrangement to recognize a liability for future postretirement benefits. The effective date is for fiscal years beginning after December 15, 2007, with earlier application permitted. Companies should recognize the effects of applying this issue through either (a) a change in accounting principle through a cumulative effect adjustment to retained earnings or (b) a change in accounting principle through retrospective application to all periods. The adoption of EITF Issue 06-4 did not have a material impact on the Company's financial statements.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities including an amendment of FASB Statement No. 115" (SFAS 159). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. The new standard is effective at the beginning of the Company's fiscal year beginning January 1, 2008, and early application may be elected in certain circumstances. The adoption of this statement did not have a material impact on its financial condition and results of operations.

In  December  2007,  the FASB  issued  SFAS No. 141  (Revised  2008),  "Business
Combinations" (SFAS 141(R)). SFAS 141(R) will significantly change the accounting for business combinations. Under SFAS 141(R), an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. It also amends the accounting treatment for certain specific items including acquisition costs and non controlling minority interests and includes a substantial number of new disclosure requirements. SFAS 141(R) applies prospectively to business combinations for which acquisition date is on or after January 1, 2009. The Company does not expect the adoption of this statement to have a material impact on its financial condition and results of operations.

In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities-an amendment of FASB Statement No. 133" (SFAS
161). SFAS 161 changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedge items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. The guidance in SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. This statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption. The Company does not expect the adoption of this statement to have a material impact on its financial condition and results of operations.

NOTE 4 - DEFINED BENEFIT PENSION PLAN
-------------------------------------

The following summarizes the net periodic benefit cost for the nine months and three months ended September 30:

                                                          Nine Months Ended       Three Months Ended
                                                            September 30,            September 30,
                                                          2008        2007        2008        2007
                                                        ---------------------   ---------------------
Components of net periodic benefit cost:
   Service cost                                         $ 302,856   $ 328,305   $ 100,952   $ 109,435
   Interest cost                                          275,213     256,517      91,738      85,506
   Expected return on plan assets                        (320,244)   (276,707)   (106,748)    (92,236)
   Amortization of:
      Prior service cost                                      669         670         223         223
      Actuarial loss                                       33,646      51,177      11,215      17,059
                                                        ---------   ---------   ---------   ---------
   Net periodic benefit cost                            $ 292,140   $ 359,962   $  97,380   $ 119,987
                                                        =========   =========   =========   =========

The following actuarial weighted average assumptions were used in calculating net periodic benefit cost:

   Discount rate                                         6.00%           6.00%           6.00%           6.00%
   Average wage increase                             Graded table*   Graded table*   Graded table*   Graded table*
   Expected return on plan assets                        7.50%           7.25%           7.50%           7.25%

*5% at age 20 grading down to 3% at age 60 and beyond (roughly 3.25% on average).

NOTE 5 - ASSETS MEASURED AT FAIR VALUE ON A RECURRING BASIS
-----------------------------------------------------------

The fair value hierarchy established by SFAS No. 157 is based on observable and unobservable inputs participants use to price an asset or liability. SFAS No. 157 has prioritized these inputs into the following value hierarchy:

      Level 1 Inputs - Unadjusted quoted prices in active markets for identical assets or liabilities that are available at the measurement date.

      Level 2 Inputs - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. These might include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (such as interest rates, volatilities, prepayment speeds, credit risks, etc.) or inputs that are derived principally from a corroborated by market data by correlation or other means.

      Level 3 Inputs - Unobservable inputs for determining the fair value of the asset or liability and are based on the entity's own assumption about the assumptions that market participants would use to price the asset or liability.

A description of the valuation methodologies used for instruments measured at fair value, as well as the general clarification of such instruments pursuant to the valuation hierarchy is set forth below. These valuation methodologies were applied to all of the Company's financial assets and liabilities carried at fair value effective January 1, 2008.

($ in 000s)                     Fair Value Measurements at Reporting using
                             Quoted Prices
                               in Active
                              Markets for    Significant Other    Significant
                               Identical         Observable      Unobservable
                                Assets            Inputs            Inputs
Description       9/30/08     (Level 1)         (Level 2)          (Level 3)
                 ---------   -------------   -----------------   ------------
AFS securities   $ 144,482        $0              $144,482            $0
                 ---------        --              --------            --
   Total         $ 144,482        $0              $144,482            $0
                 =========        ==              ========            ==

                      Management's Discussion and Analysis
                of Financial Condition and Results of Operations

Business
--------

The following provides Management's comments on the financial condition and results of operations of Salisbury Bancorp, Inc. (the "Company"), a Connecticut corporation that is the holding company for Salisbury Bank and Trust Company (the "Bank"). The Company's sole subsidiary is the Bank, which has seven (7) full service offices including a Trust/Wealth Services Division. Such offices are located in the towns of North Canaan, Lakeville, Salisbury and Sharon, Connecticut, Sheffield and South Egremont, Massachusetts, and Dover Plains, New York. In addition, the bank has received regulatory approvals to open a full-service branch in Millerton, New York. The Company and Bank were formed in 1998 and 1848, respectively. In order to provide a strong foundation for building shareholder value and servicing customers, the Company remains committed to investing in the technological and human resources necessary to developing new personalized financial products and services to meet the needs of customers. This discussion should be read in conjunction with Salisbury Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2007.

RESULTS OF OPERATIONS
---------------------

Overview
--------

The Company's assets at September 30, 2008 totaled $485,650,000 compared to total assets of $461,960,000 at December 31, 2007. During the first nine months of 2008, net loans outstanding, not including loans held-for-sale, increased $25,549,000 or 9.53% to $293,740,000. This compares to total net loans outstanding, not including loans held-for-sale, of $268,191,000 at December 31, 2007. This increase is primarily attributable to increased loan demand during the period that was generated as the result of new business development efforts. The growth was funded by an increase in deposits. Non-performing assets totaled $1,796,000 at September 30, 2008. Non-performing loans totaled $1,591,000 at September 30, 2008 or 0.54% of total loans outstanding and Other Real Estate Owned totaled $205,000. This compares to non-performing loans totaling $1,824,000 at December 31, 2007 or 0.68% of total loans outstanding. There were no other non-performing assets at December 31, 2007. The Bank continues to monitor the quality of the loan portfolio to ensure that loan quality will not be sacrificed for growth or otherwise compromise the Company's objectives. Deposits at September 30, 2008 totaled $344,609,000 as compared to total deposits of $317,741,000 at December 31, 2007. This increase is primarily the result of new business development efforts.

The Company's earnings for the nine months ended September 30, 2008 was $152,000 or $.09 per average share outstanding. This compares to earnings of $2,800,000 or $1.66 per share for the same period in 2007. The Company reported a third quarter loss of $1,912,000 or $1.13 per average share outstanding compared to earnings of $917,000 or $.54 per average share outstanding, in the third quarter of 2007. Earnings for the respective periods were impacted by a pre-tax charge of $2,856,000 as a result of the U.S. Government placing FHLMC (Freddie Mac) into conservatorship, which necessitated the Company to take a write-down of Freddie Mac preferred stock during the quarter ended September 30, 2008. No tax benefit was recognized as a result of this charge for the quarter ended
September 30, 2008, because applicable law at the time forced financial institutions to treat the loss as a capital loss. On October 3, 2008, the Emergency Economic Stabilization Act of 2008 was enacted, which includes a provision permitting banks to recognize losses relating to the Freddie Mac preferred stock as an ordinary loss, thereby allowing a tax benefit for both tax and financial reporting purposes. If the legislation permitting this action had been effective in the third quarter rather than the fourth quarter, the positive impact of the tax charge that would have been recorded would have resulted in September 30, 2008 year-to-date earnings of $1,123,000 or $.67 per average share outstanding. The Company will recognize the additional tax benefit totaling approximately $971,000 or $.58 per average share outstanding relating to the write-down of the Freddie Mac preferred stock in the quarter ending December 31, 2008. Earnings, not including the Freddie Mac preferred stock write-down, for the first nine months of 2008 would have totaled $3,008,000 or $1.78 per average share outstanding.

The Bank remains "well capitalized" pursuant to the standards of the Federal Deposit Insurance Corporation. The Bank's total risk based capital ratio was 13.15%; the Tier 1 capital ratio was 12.08% and the leverage ratio was 7.54%. As previously disclosed, on September 2, 2008 the Board of Directors declared a third quarter cash dividend of $.28 per common share, which was paid on October 31, 2008 to shareholders of record as of September 30, 2008. This compared to a cash dividend of $.27 per common share that was paid for the third quarter of 2007. Year-to-date dividends total $.84 per common share outstanding for this year. This compares to total year-to-date dividends of $.81 per common share one year ago.

Critical Accounting Estimates
-----------------------------

In preparing the Company's financial statements, Management selects and applies numerous accounting policies. In applying these policies, Management must make estimates and assumptions. The accounting policy that is most susceptible to critical estimates and assumptions is the allowance for loan losses. The determination of an appropriate provision is based on an estimation of the probable amount of credit losses in the loan portfolio. Many factors influence the amount of estimated loan losses, relating to both the specific characteristics of the loan portfolio and general economic conditions nationally and locally. While Management carefully considers these factors in determining the amount of the allowance for loan losses, future adjustments may be necessary due to changed conditions, which could have an adverse impact on reported earnings in the future. See "Provisions and Allowance for Loan Losses."

                      NINE MONTHS ENDED SEPTEMBER 30, 2008
               AS COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2007

Net Interest and Dividend Income
--------------------------------

The Company's earnings are primarily dependent upon net interest and dividend income, and to a lesser extent noninterest income. Net interest and dividend income is the difference between interest and dividends earned primarily on the loan and securities portfolios and interest paid on deposits, securities sold under agreements to repurchase and advances from the Federal Home Loan Bank. Noninterest income is primarily derived from the Trust/Wealth Advisory Services division, service charges and other fees related to deposit and loan accounts and income from gains in securities transactions. For the following discussion, net interest and dividend income is presented on a fully taxable-equivalent ("FTE") basis. FTE interest income restates reported interest income on tax exempt securities as if such interest were taxed at the Company's federal tax rate of 34% for all periods presented.

(amounts in thousands)
Nine Months Ended September 30,                               2008       2007
                                                             ------      ----
Total Interest and Dividend Income
(financial statements)                                      $ 19,971   $ 19,399
Tax Equivalent Adjustment                                        914        898
                                                            --------   --------
Total Interest and Dividend Income (on a FTE basis)           20,885     20,297
Total Interest Expense                                         8,305      9,235
                                                            --------   --------
Net Interest and Dividend Income-FTE                        $ 12,580   $ 11,062
                                                            ========   ========

Total interest and dividend income on a FTE basis for the nine months ended September 30, 2008, when compared to the same period in 2007, increased $588,000 or 2.90%. The increase was primarily attributable to an increase in earning assets.

Interest expense on deposits for the first nine months of 2008 totaled $5,124,000, a decrease of $985,000 or 16.12% when compared to $6,109,000 for the same period in 2007. This decrease reflects an economic environment of generally lower interest rates. The Bank's volume of Federal Home Loan Bank advances outstanding at September 30, 2008 decreased 9.00% when compared to total advances outstanding at December 31, 2007, however overnight borrowings through out the year resulted in an increase of interest expense totaling $9,000. Total interest expense for the nine months ended September 30, 2008 was $8,305,000, a decrease of $930,000 or 10.07% when compared to the same period in 2007.

Overall, net interest and dividend income (on a FTE basis) increased $1,518,000 or 13.72% to $12,580,000 for the period ended September 30, 2008 when compared to the same period in 2007.

Noninterest Income
------------------

Noninterest income, not including the write-downs and net gains on sales of available-for-sale securities, totaled $3,558,000 for the nine months ended September 30, 2008. This is an increase of $481,000 or 15.63% compared to noninterest income, not including gains on available-for-sale securities transactions, of $3,077,000 for the nine months ended September 30, 2007. Continuing growth of the Trust/Wealth Advisory Services Division has resulted in increased income of $176,000 or 11.67% to $1,684,000 for the period ended September 30, 2008 compared to income totaling $1,508,000 for the corresponding period in 2007. Write-downs on available-for-sale securities totaled $2,856,000 for the period ended September 30, 2008. As described previously, this is primarily the result of the U.S. Governments actions relating to Freddie Mac. Other income, which primarily consists of fees associated with transaction accounts, fees related to the origination and servicing of mortgage loans and gains related to the sale of mortgage loans, increased $305,000 or 19.44% to $1,874,000 for the nine months ended September 30, 2008 compared to $1,569,000 for the nine months ended September 30, 2007.

Noninterest Expense
-------------------

Noninterest expense increased $1,157,000 or 11.54% for the first nine months of 2008 as compared to the same period in 2007. Although some increases in the described noninterest expenses in the table below are attributable to normal volumes of business, the increase also reflects additional staffing and the additional costs associated with the daily operation of our new Dover Plains, New York branch, which opened in August of 2007. The increase in professional fees is primarily attributable to the Trust and Wealth Advisory Services
Division working with Bradley Foster and Sargent, Inc., an independent investment advisory firm that assists in providing a broader scope of highly personalized professional investment services to clients. In addition, internal audit expense increased which is the result of additional services required due to compliance requirements of the Sarbanes-Oxley Act. The components of noninterest expense and the changes in the period were as follows (amounts in thousands):

                                            2008       2007     Change    % Change
----------------------------------------------------------------------------------
Salaries and employee benefits            $  6,225   $  5,763   $   462      8.01%
Occupancy expense                              721        586       135     23.03
Equipment expense                              650        584        66     11.30
Data processing                              1,005        939        66      7.02
Insurance                                      148        121        27     22.31
Printing and stationery                        201        216       (15)    (6.94)
Professional fees                              651        500       151     30.20
Legal expense                                  282        167       115     68.86
Amortization of core deposit intangible        123        123         0         0
Other expense                                1,176      1,026       150     14.61
                                          --------   --------   -------
      Total noninterest expense           $ 11,182   $ 10,025   $ 1,157     11.54
                                          ========   ========   =======

Income Taxes
------------

The income tax provision for the first nine months of 2008 totaled $883,000 in comparison to $638,000 for the same nine-month period in 2007. As mentioned previously, the Emergency Economic Stabilization Act (EESA) enacted in October 2008 will permit a fourth quarter tax benefit of $971,000 for the other-than-temporary impairment recorded in the quarter ended September 30, 2008.

Net Income
----------

The Company's pre tax income, not including write-downs and gains on securities transactions, for the nine month period ended September 30, 2008 would have totaled $3,352,000. This is an increase of $136,000 or approximately 4.23% when compared to pre tax income, not including gains on securities transactions, for the period ended September 30, 2007 that totaled $3,216,000. Net income was $152,000 or $.09 per average share outstanding for the nine months ended September 30, 2008. Net income for the corresponding period in 2007 totaled $2,800,000 or $1.66 per average share outstanding.

                      THREE MONTHS ENDED SEPTEMBER 30, 2008
              AS COMPARED TO THREE MONTHS ENDED SEPTEMBER 30, 2007

Net Interest and Dividend Income
--------------------------------

For the following discussion, net interest and dividend income is presented on a fully taxable-equivalent ("FTE") basis. FTE interest income restates reported interest income on tax exempt loans and securities as if such interest were taxed at the Company's federal tax rate of 34% for all periods presented.

(amounts in thousands)
Three Months Ended September 30                                2008      2007
                                                             -------   --------
Total Interest and Dividend Income
(financial statements)                                       $ 6,712   $  6,602
Tax Equivalent Adjustment                                        320        327
                                                             -------   --------
   Total Interest and Dividend Income (on a FTE basis)         7,032      6,929
Total Interest (Expense)                                      (2,587)    (3,167)
                                                             -------   --------
Net Interest and Dividend Income-FTE                         $ 4,445   $  3,762
                                                             =======   ========

Total interest and dividend income on a FTE basis for the three months ended September 30, 2008 increased $103,000 or 1.49% compared to the same period in 2007. The increase was primarily attributable to an increase in earning assets. Interest expense on deposits decreased $602,000 or 28.85% for the quarter to $1,485,000 compared to $2,087,000 for the same quarter in 2007. This decrease is primarily the result of an economic environment of generally lower interest rates. The Bank's volume of Federal Home Loan Bank advances decreased during the three month period ended September 30, 2008 when compared to the corresponding period in 2007. Interest expense on these advances decreased $24,000 or 2.22% and totaled $1,056,000 for the three months ended September 30, 2008 compared to $1,080,000 for the corresponding period in 2007. Total interest expense for the three months ending

September 30, 2008 was $2,587,000 compared to total interest expense for the same period in 2007 of $3,167,000, a decrease of $580,000 or 18.31%. This decrease is a reflection of an economic environment of generally lower interest rates and a reduction of FHLB borrowings. Overall, net interest and dividend income (on a FTE basis) increased $683,000 or 18.16% to $4,445,000 for the three-month period ended September 30, 2008 when compared to the corresponding period in 2007.

Noninterest Income
------------------

Noninterest income not including write-downs on and net gains on sales of available-for-sale securities totaled $1,326,000 for the three months ended September 30, 2008 as compared to $1,018,000 for the three months ended September 30, 2007. This represents an increase of $308,000 or 30.26%. Income from the Trust/Wealth Advisory Services Division increased $68,000 or 14.32% to $543,000 for the third quarter of 2008. This is primarily the result of continued growth in assets under management. Other income which consists primarily of fees associated with transaction accounts, fees related to the origination and servicing of loans and a non recurring premium on the sale of the Bank's credit card portfolio of $183,000 totaled $783,000 for the third quarter of 2008. As previously mentioned, the write-down of Freddie Mac preferred stock following it being put into conservatorship by the U.S. Government, for the quarter ended September 30, 2008 was $2,856,000. Overall, a charge of $1,345,000 was recorded for noninterest income for the three month period ended September 30, 2008. This compares to noninterest income of $1,060,000 for the corresponding period in 2007.

Noninterest Expense
-------------------

Noninterest expense totaled $3,835,000 for the three month period ended September 30, 2008 as compared to $3,401,000 for the same period in 2007, an increase of $434,000 or 12.76%. Although some increases in noninterest expense are attributable to normal volumes of business, much of the overall increase in the noninterest expense listed in the table below is primarily attributable to additional staffing, and expenses related to the establishment of a new branch in New York State, which commenced operations in August 2007. The components of noninterest expense and the changes in the period were as follows (amounts in thousands):

                                             2008      2007    Change   % Change
--------------------------------------------------------------------------------
Salaries and employee benefits             $ 2,148   $ 1,931    $ 217     11.24%
Occupancy expense                              258       206       52     25.24
Equipment expense                              219       214        5      2.34
Data processing                                310       301        9      2.99
Insurance                                       58        47       11     23.40
Printing and stationery                         66        72       (6)    (8.33)
Professional fees                              218       161       57     35.40
Legal expense                                  116        41       75    182.93
Amortization of core deposit intangible         41        41        0         0
      Other expense                            401       387       14      3.62
                                           -------   -------    -----
   Total non-interest expense              $ 3,835   $ 3,401    $ 434     12.76
                                           =======   =======    =====

Income Taxes
------------

The income tax provision for the three-month period ended September 30, 2008 totaled $337,000 in comparison to $177,000 for the same three month period in 2007. As mentioned previously, the EESA enactment in October 2008 will permit the Company to record a fourth quarter tax benefit of approximately $971,000 for the other-than-temporary impairment recorded in the quarter ended September 30, 2008.

Net Income
----------

The Company's pre tax income, not including write-downs and gains on sales of securities, for the three month period ended September 30, 2008 would have totaled $1,096,000. This is an increase of $44,000 when compared to pre tax income, not including gains on securities transactions for the corresponding three month period ended September 30, 2007, that totaled $1,052,000. Overall, the Company reported a net loss totaling $1,912,000 or $1.13 per average share outstanding for the three months ended September

30, 2008. Net income for the corresponding period in 2007 totaled $917,000 or $0.54 per average share outstanding.

FINANCIAL CONDITION
-------------------

Total assets at September 30, 2008 were $485,650,000, compared to $461,960,000 at December 31, 2007, an increase of 5.13%. The increase is primarily the result of an increase in earning assets during the period that were funded by growth in deposits.

Investment Securities
---------------------

The make up of the investment portfolio is diversified among U.S. Government sponsored agencies, mortgage-backed securities and securities issued by states of the United States and political subdivisions of the states. The portfolio does not include securities collateralized by pools of sub-prime mortgages.
During the nine months ended September 30, 2008, the investment portfolio, including Federal Home Loan Bank stock, decreased $2,751,000 or 1.80% to $149,873,000 from $152,624,000 at December 31, 2007.

Securities are classified in the portfolio as either securities available-for-sale or securities held-to-maturity. Almost all securities in the portfolio are classified as available-for-sale. The securities reported as available-for-sale are stated at fair value in the financial statements of the Company. Unrealized holding gains and losses on available-for-sale securities (accumulated other comprehensive income/loss) are not included in earnings, but are reported as a net amount (less expected tax) in a separate component of capital until realized. At September 30, 2008, the unrealized loss net of tax was $7,620,000. This compares to an unrealized loss net of tax of $2,273,000 at December 31, 2007. As previously discussed, the U.S. Government placing Freddie Mac into conservatorship necessitated the write-down of Freddie Mac preferred stock during the quarter. The amortized cost basis of the investment which was made in 2003 was $2,975,000. This represented approximately 1.8% of the total investment securities portfolio. Management deems the remaining securities in the portfolio that are currently in an unrealized loss position as not other than temporarily impaired. The securities reported as securities held-to-maturity are stated at amortized cost.

Lending
-------

Net loans outstanding (not including loans held for sale) totaled $293,740,000 at September 30, 2008 compared to net loans outstanding (not including loans held for sale) of $268,191,000 at December 31, 2007. This is an increase in net loans of $25,549,000 or 9.53%. Competition for loans remains aggressive in the Bank's market area, however, new business development coupled with an increase in loan demand resulted in the increase.

The following table represents the composition of the loan portfolio comparing September 30, 2008 to December 31, 2007:

                                         September 30, 2008   December 31, 2007
                                         ------------------   -----------------
                                                 (amounts in thousands)
Commercial, financial and agricultural       $  19,239            $  20,629
Real estate-construction and land
   development                                  35,690               28,928
Real estate-residential                        174,250              158,600
Real estate-commercial                          60,966               53,823
Consumer                                         5,935                8,005
Other                                              457                  376
                                             ---------            ---------
                                               296,537              270,361
Deferred costs, net                                308                  306
Unearned income                                      0                   (1)
Allowance for loan losses                       (3,105)              (2,475)
                                             ---------            ---------
Net Loans                                    $ 293,740            $ 268,191
                                             =========            =========

Provision and Allowance for Loan Losses
---------------------------------------

Credit risk is inherent in the business of extending loans. The Bank monitors the quality of the portfolio to ensure that loan quality will not be sacrificed for growth or otherwise compromise the Bank's objectives. Because of this risk associated with extending loans, the Bank maintains an allowance or reserve for loan and lease losses through charges to earnings. For the first nine-month period of 2008, the provision for loan losses was $690,000. There was no provision for loan losses in the comparable period in 2007.

The Bank evaluates the adequacy of the allowance no less frequently than on a quarterly basis. No material changes have been made in the estimation methods or assumptions that the Bank uses in making this determination during the period ended September 30, 2008. Such evaluations are based on assessments of credit quality and "risk rating" of loans by senior management, which is reviewed by the Bank's Loan Committee on a regular basis. Loans are initially risk rated when originated. If there is deterioration in the credit, the risk rating is adjusted accordingly.

The allowance also includes a component resulting from the application of the measurement criteria of Statements of Financial Accounting Standards No. 114, Accounting by Creditors for Impairment of a Loan ("SFAS 114"). Impaired loans receive individual evaluation of the allowance necessary on a monthly basis. Loans to be considered for impairment are defined in the Bank's Loan Policy as commercial loans with balances outstanding of $100,000 or more and residential real estate mortgages with balances of $300,000 or more. Such loans are considered impaired when it is probable that the Bank will not be able to collect all principal and interest due according to the terms of the note.

Any such commercial loan and/or residential mortgage will be considered impaired under any of the following circumstances:

      1.    Non-accrual status;

      2.    Loans over 90 days delinquent;

      3.    Troubled debt restructures consummated after December 31, 1994;

      4. Loans classified as "doubtful", meaning that they have weaknesses, which make collection or liquidation in full, based on currently existing facts, conditions, and values, highly questionable and improbable.

The individual allowance for any impaired loan is based upon the present value of expected future cash flows discounted at the loan's effective interest rate or the fair value of the collateral if the loan is collateral dependent. Specifically identifiable and quantifiable losses are immediately charged off against the allowance.

In addition, a risk of loss factor is applied in evaluating categories of loans generally as part of the periodic analysis of the Allowance for Loan Losses. This analysis reviews the allocations of the different categories of loans within the portfolio and it considers historical loan losses and delinquency figures as well as any recent delinquency trends.

Concentrations of credit and local economic factors are also evaluated on a periodic basis. Historical average net losses by loan type are examined as well as trends by type. The Bank's loan mix over the same period is also analyzed. A loan loss allocation is made for each type of loan multiplied by the loan mix percentage for each loan type to produce a weighted average factor.

Nonperforming loans, which include all loans that are on a nonaccrual status along with loans that are 90 days or more past due and still accruing, are closely monitored by management. At September 30, 2008, nonperforming loans totaled $1,591,000 or 0.54% of total loans outstanding of $296,537,000, which does not include loans held for sale. In addition, while currently performing and secured, the Company has concerns relating to the timely repayment of a loan in the amount of $3,400,000 which is the subject of litigation. (See Legal Proceedings.) The allowance for loan losses totaled $3,105,000 representing 195.16% of nonperforming loans. Nonperforming loans totaled $1,824,000 or 0.67% of total loans outstanding, (which does not include loans held for sale) of $270,361,000 at December 31, 2007. The allowance for loan losses totaled $2,475,000 at December 31, 2007 and represented 135.69% of nonperforming loans. A total of $95,000 of loans were charged off by the Bank during the nine months ended September 30, 2008. These charged-off loans consisted primarily of consumer loans. This compares to loans charged off during the nine-month period ended September 30, 2007 that totaled $72,000. A total of $36,000 of previously charged-off loans was recovered during the nine month period ended September 30, 2008. Recoveries for the same period in 2007 totaled $53,000. While management estimates loan losses using the best available information, no assurances can be given that future additions to the allowance will not be necessary based on changes in economic and real estate market conditions, further information obtained regarding problem loans, identification of additional problem loans or other factors. Additionally, future additions to the allowance may be necessary to maintain adequate coverage ratios. At September 30, 2008, the Bank had other real estate owned ("OREO") in the amount of $205,000.

Deposits
--------

The Company offers a variety of deposit accounts with a range of interest rates and terms. The following table illustrates the composition of the Company's deposits at September 30, 2008 and December 31, 2007:

                                         September 30, 2008   December 31, 2007
                                                  (amounts in thousands)

Demand                                        $ 69,198             $ 69,215
NOW                                             27,121               23,652
Money Market                                    60,578               56,210
Savings                                         69,724               52,616
Time                                           117,988              116,048
                                              --------             --------
   Total Deposits                             $344,609             $317,741
                                              ========             ========

Deposits constitute the principal funding source of the Company's assets.

Borrowings
----------

The Company utilizes advances from the Federal Home Loan Bank as part of its operating strategy to supplement deposit growth and fund its asset growth, a strategy that is designed to increase interest income. These advances are made pursuant to various credit programs, each of which has its own interest rate and range of maturities. At September 30, 2008, the Company had $86,490,000 in outstanding advances from the Federal Home Loan Bank compared to $95,011,000 at December 31, 2007. In addition, the Company began offering securities sold under agreements to repurchase as part of its operating strategy. At September 30, 2008 they totaled $12,370,000. Management expects that it will continue these strategies of supplementing deposit growth.

Off-Balance Sheet Arrangements
------------------------------

In the normal course of business, the Company enters into certain relationships characterized as lending related off-balance sheet arrangements. These lending commitments have various terms and are designed to accommodate the financial needs of consumers, businesses and other entities. Many of these loan commitments have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of these commitments are expected to expire without being funded, the total commitment amounts do not necessarily represent future liquidity requirements.

Loan commitments have credit risk essentially the same as that involved in extending loans to customers. They are subject to normal credit approval procedures and policies. Collateral is obtained based on management's assessment of the customer's credit. The accompanying table summarizes the Company's off balance sheet lending-related financial instruments by remaining maturity at September 30, 2008:

(amounts in thousands)

By remaining maturity                   Less than 1 year   1-3 years   4-5 years   After 5 years    Total
Off balance sheet lending-related
Financial Instruments
   Residential real estate related           $ 2,196        $            $   3        $ 28,059     $ 30,258
   Commercial related                          3,650          5,502         77          14,973       24,202
   Consumer related                                                                      1,302        1,302

   Standby letters of credit                      29                                                     29
                                             --------------------------------------------------------------

   Total                                     $ 5,875        $ 5,502      $  80        $ 44,334     $ 55,791
                                             ==============================================================

Interest Rate Risk
------------------

Interest rate risk is the most significant market risk affecting the Company. Interest rate risk is defined as an exposure to a movement in interest rates that could have an adverse effect on net interest income. Net interest income is sensitive to interest rate risk to the degree that interest-bearing liabilities mature or reprice on a different basis than earning assets. In an attempt to manage its exposure to changes in interest rates, the Bank's assets and liabilities are managed in accordance with policies established and reviewed by the Bank's Board of Directors. The Bank's Asset/Liability Management Committee monitors asset and deposit levels, developments and trends in interest rates, liquidity and capital. One of the primary financial objectives is to manage interest rate risk and control the sensitivity of earnings to changes in interest rates in order to prudently improve net interest income and manage the maturities and interest rate sensitivities of assets and liabilities.

To quantify the extent of these risks, both in its current position and in actions it might take in the future, interest rate risk is monitored using gap analysis which identifies the differences between assets and liabilities which mature or reprice during specific time frames and model simulation which is used to "rate shock" the Company's assets and liability balances to measure how much of the Company's net interest income is "at risk" from sudden rate changes.

An interest rate sensitivity gap is defined as the difference between the amount of interest-earning assets maturing or repricing within a specific time and the amount of interest-bearing liabilities maturing or repricing within that same period. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. A gap is considered negative when the amount of interest rate sensitive liabilities exceeds the amount of interest rate sensitive assets. At September 30, 2008, the Company maintains a liability sensitive (negative gap) position. This would suggest that during a period of declining interest rates, the Company would be in a better position to increase net interest income. To the contrary, during a period of rising interest rates, a negative gap would result in a decrease in interest income. The level of interest rate risk at September 30, 2008 is within the limits approved by the Board of Directors.

Liquidity
---------

Liquidity is the ability to raise funds on a timely basis at an acceptable cost in order to meet cash needs. Adequate liquidity is necessary to handle fluctuations in deposit levels, to provide for customers' credit needs, and to take advantage of investment opportunities as they are presented. The Company manages liquidity primarily with readily marketable investment securities, deposits and loan repayments. The Company's subsidiary, the Bank, is a member of the Federal Home Loan Bank of Boston. This enhances the liquidity position by providing a source of available borrowings. At September 30, 2008, the Company had approximately $55,791,000 in loan commitments outstanding. Management believes that the current level of liquidity is ample to meet the Company's needs for both the present and foreseeable future.

Capital
-------

At September 30, 2008, the Company had $38,720,000 in shareholders' equity, a decrease of 15.02% when compared to December 31, 2007 shareholders' equity totaling $45,563,000. Several components contributed to the change since December 31, 2007. Earnings for the nine-month period ended September 30, 2008 totaled $152,000. Securities in the investment portfolio that are classified as available-for-sale are adjusted to fair value monthly and the unrealized losses or gains are not included in earnings, but are reported as a net amount (less expected tax) as a separate component of capital until realized. Market fluctuations of fair value of the securities portfolio for the period ending September 30, 2008 resulted in accumulated other comprehensive loss net of tax totaling $7,620,000. Changes in unrecognized pension plan expense per SFAS No. 158, resulted in accumulated other comprehensive loss net of tax of $1,024,000 for the nine month period ended September 30, 2008.

A review and analysis of securities determined that, as a result of the U.S. Government placing FHLMC (Freddie Mac) into conservatorship, the Company needed to take a write-down of Freddie Mac preferred stock during the quarter ended September 30, 2008. Earnings for the period were impacted by pre-tax charges of $2,856,000. No other credit deterioration was revealed and the unrealized loss on securities available-for-sale is due to the current interest rate environment, and management deems the remaining securities to be not other than temporarily impaired. The Company has declared three quarterly dividends resulting in a decrease in capital of $1,890,000. The Company issued 840 new shares of common stock under the terms of the Director Stock Retainer Plan that resulted in an increase in capital of $28,000. Under current regulatory definitions, the Company and the Bank are considered to be "well capitalized" for capital adequacy purposes. As a result, the Bank pays lower federal deposit insurance premiums than those banks that are not "well capitalized." One primary measure of capital adequacy for regulatory purposes is based on the ratio of risk-based capital to risk-weighted assets. This method of measuring capital adequacy helps to establish capital requirements that are more sensitive to the differences in risk associated with various assets. It takes into account off-balance sheet exposure in assessing capital adequacy and it minimizes disincentives to holding liquid, low-risk assets. At September 30, 2008, the Company had a total risk based capital ratio of 13.15% compared to 15.00% at December 31, 2007. Maintaining strong capital is essential to Bank safety and soundness. However, the effective management of capital resources requires generating attractive returns on equity to build value for shareholders while maintaining appropriate levels of capital to fund growth, meet regulatory requirements and be consistent with prudent industry practices.

Impact of Inflation and Changing Prices
---------------------------------------

The Company's consolidated financial statements are prepared in conformity with generally accepted accounting principles that require the measurement of financial condition and operating results in terms of historical dollars without considering changes in the relative purchasing power of money, over time, due to inflation. Unlike most industrial companies, virtually all of the assets and liabilities of the Company are monetary and as a result, interest rates have a greater impact on the Company's performance than do the effects of general levels of inflation, although interest rates do not necessarily move in the same direction or with the same magnitude as the prices of goods and services. Although not a material factor in recent years, inflation could impact earnings in future periods.

                             SALISBURY BANCORP, INC.

                              AUDITED CONSOLIDATED

                              FINANCIAL STATEMENTS

                             AND RELATED INFORMATION

                          EXTRACTED FROM THE FORM 10-K

                            FOR THE FISCAL YEAR ENDED

                                DECEMBER 31, 2007

               [LETTERHEAD OF SHATSWELL, MacLEOD & COMPANY, P.C.]

To the Board of Directors
Salisbury Bancorp, Inc.
Lakeville, Connecticut

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------

We have audited the accompanying consolidated balance sheets of Salisbury Bancorp, Inc. and Subsidiary as of December 31, 2007 and 2006 and the related consolidated statements of income, changes in shareholders' equity and cash flows of the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Salisbury Bancorp, Inc. and Subsidiary as of December 31, 2007 and 2006, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


                                          /s/ SHATSWELL, MacLEOD & COMPANY, P.C.

                                          SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts
February 21, 2008

                     SALISBURY BANCORP, INC. AND SUBSIDIARY
                     --------------------------------------

                           CONSOLIDATED BALANCE SHEETS
                           ---------------------------

                           December 31, 2007 and 2006
                           --------------------------

ASSETS                                                                                  2007               2006
------                                                                             -------------      -------------
Cash and due from banks                                                            $  12,810,681      $   8,988,609
Interest-bearing demand deposits with other banks                                        726,623            568,693
Money market mutual funds                                                              1,340,891          1,199,881
Federal Funds sold                                                                       300,000          1,000,000
                                                                                   -------------      -------------
           Cash and cash equivalents                                                  15,178,195         11,757,183
Investments in available-for-sale securities (at fair value)                         147,377,154        156,492,547
Investments in held-to-maturity securities (fair values of $71,435 and $74,818
   as of December 31, 2007 and 2006, respectively)                                        70,798             74,931
Federal Home Loan Bank stock, at cost                                                  5,176,100          4,663,700
Loan held-for-sale                                                                       120,000            304,000
Loans, less allowance for loan losses of $2,474,893 and $2,474,118 as of
   December 31, 2007 and 2006, respectively                                          268,191,275        252,464,430
Investment in real estate                                                                 75,000             75,000
Premises and equipment                                                                 6,803,198          6,135,546
Goodwill                                                                               9,828,712          9,509,305
Core deposit intangible                                                                1,329,283          1,493,499
Accrued interest receivable                                                            2,538,607          2,483,547
Cash surrender value of life insurance policies                                        3,688,021          3,554,995
Other assets                                                                           1,584,055          1,330,987
                                                                                   -------------      -------------
           Total assets                                                            $ 461,960,398      $ 450,339,670
                                                                                   =============      =============

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Deposits:
   Noninterest bearing                                                             $  69,214,697      $  70,502,249
   Interest-bearing                                                                  248,526,572        243,084,032
                                                                                   -------------      -------------
           Total deposits                                                            317,741,269        313,586,281
Federal Home Loan Bank advances                                                       95,011,155         87,093,402
Due to broker 0                                                                        1,579,611
Other liabilities                                                                      3,644,376          3,731,195
                                                                                   -------------      -------------
           Total liabilities                                                         416,396,800        405,990,489
                                                                                   -------------      -------------
Shareholders' equity:
   Common stock, par value $.10 per share; authorized 3,000,000 shares;
     issued and outstanding, 1,685,021 shares in 2007
     and 1,684,181 shares in 2006                                                        168,502            168,418
   Paid-in capital                                                                    13,130,247         13,099,881
   Retained earnings                                                                  35,583,443         33,602,991
   Accumulated other comprehensive loss                                               (3,318,594)        (2,522,109)
                                                                                   -------------      -------------
           Total shareholders' equity                                                 45,563,598         44,349,181
                                                                                   -------------      -------------
           Total liabilities and shareholders' equity                              $ 461,960,398      $ 450,339,670
                                                                                   =============      =============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                     SALISBURY BANCORP, INC. AND SUBSIDIARY
                     --------------------------------------

                        CONSOLIDATED STATEMENTS OF INCOME
                        ---------------------------------

                     Years Ended December 31, 2007 and 2006
                     --------------------------------------

                                                                   2007             2006
                                                               ------------     ------------
Interest and dividend income:
   Interest and fees on loans                                  $ 17,968,801     $ 15,686,978
   Interest on debt securities:
     Taxable                                                      5,457,879        5,604,866
     Tax-exempt                                                   2,332,374        2,079,981
    Dividends on equity securities                                  324,329          277,356
    Other interest                                                   68,762           80,412
                                                               ------------     ------------
            Total interest and dividend income                   26,152,145       23,729,593
                                                               ------------     ------------
Interest expense:
    Interest on deposits                                          8,200,214        6,885,893
    Interest on Federal Home Loan Bank advances                   4,232,221        3,573,052
                                                               ------------     ------------
            Total interest expense                               12,432,435       10,458,945
                                                               ------------     ------------
            Net interest and dividend income                     13,719,710       13,270,648
    Benefit for loan losses                                               0          (87,488)
                                                               ------------     ------------
            Net interest and dividend income after benefit
              for loan losses                                    13,719,710       13,358,136
                                                               ------------     ------------

Noninterest income:
   Trust department income                                        2,050,000        1,980,500
   Loan commissions                                                  22,131          117,298
   Service charges on deposit accounts                              743,901          707,431
   Gain on sales of available-for-sale securities, net              294,984          517,326
   Gain on sales of loans held-for-sale                             316,736          357,628
   Other income                                                   1,036,911          902,394
                                                               ------------     ------------
            Total noninterest income                              4,464,663        4,582,577
                                                               ------------     ------------
Noninterest expense:
   Salaries and employee benefits                                 7,723,691        7,150,746
   Occupancy expense                                                801,558          751,670
   Equipment expense                                                819,474          786,637
   Data processing                                                1,193,887        1,134,078
   Insurance                                                        163,024          154,562
   Printing and stationery                                          280,172          239,617
   Professional fees                                                931,352          706,100
   Amortization of core deposit intangible                          164,216          164,216
   Other expense                                                  1,436,945        1,157,534
                                                               ------------     ------------
            Total noninterest expense                            13,514,319       12,245,160
                                                               ------------     ------------
            Income before income taxes                            4,670,054        5,695,553
   Income taxes                                                     870,006        1,441,935
                                                               ------------     ------------
            Net income                                         $  3,800,048     $  4,253,618
                                                               ============     ============
   Earnings per common share                                   $       2.26     $       2.53
                                                               ============     ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                     SALISBURY BANCORP, INC. AND SUBSIDIARY
                     --------------------------------------

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
           ----------------------------------------------------------

                     Years Ended December 31, 2007 and 2006
                     --------------------------------------

                                                    Number                                               Accumulated
                                                      of                                                    Other
                                                    Shares       Common        Paid-in       Retained   Comprehensive
                                                    Issued        Stock        Capital       Earnings        Loss           Total
                                                  ----------   -----------   -----------   -----------  -------------   -----------
Balance, December 31, 2005                         1,683,341   $   168,334   $13,068,045   $31,100,702   $(2,894,758)   $41,442,323
Comprehensive income:
   Net income                                                                                4,253,618
   Other comprehensive income, net of tax
     effect                                                                                                1,410,531
       Comprehensive income                                                                                               5,664,149
   Adjustment to initially apply SFAS No. 158,
     net of tax effect                                                                                    (1,037,882)    (1,037,882)
Issuance of 840 shares for Directors' fees               840            84        31,836                                     31,920
Dividends declared ($1.04 per share)                                                        (1,751,329)                  (1,751,329)
                                                  ----------   -----------   -----------   -----------   -----------    -----------
Balance, December 31, 2006                         1,684,181       168,418    13,099,881    33,602,991    (2,522,109)    44,349,181
Comprehensive income:
   Net income                                                                                3,800,048
   Other comprehensive loss, net of tax
     effect                                                                                                 (796,485)
       Comprehensive income                                                                                               3,003,563
Issuance of 840 shares for Directors' fees               840            84        30,366                                     30,450
Dividends declared ($1.08 per share)                                                        (1,819,596)                  (1,819,596)
                                                  ----------   -----------   -----------   -----------   -----------    -----------
Balance, December 31, 2007                         1,685,021   $   168,502   $13,130,247   $35,583,443   $(3,318,594)   $45,563,598
                                                  ==========   ===========   ===========   ===========   ===========    ===========

Reclassification disclosure for the years ended December 31:

                                                                                                             2007          2006
                                                                                                         -----------    -----------
Unrealized holding (losses) gains on available-for-sale securities
   Net unrealized holding (losses) gains on available-for-sale securities                                $(1,344,871)   $ 2,654,494
   Reclassification adjustment for net realized gains in net income                                         (294,984)      (517,326)
                                                                                                         -----------    -----------
                                                                                                          (1,639,855)     2,137,168
Income tax benefit (expense)                                                                                 557,551       (726,637)
                                                                                                         -----------    -----------
    Unrealized holding (losses) gains on available-for-sale securities, net of tax                        (1,082,304)     1,410,531
                                                                                                         -----------    -----------
Comprehensive income - defined benefit pension plan                                                          433,058              0
   Income tax expense                                                                                       (147,239)             0
                                                                                                         -----------    -----------
   Comprehensive income - defined benefit pension plan, net of tax                                           285,819              0
                                                                                                         -----------    -----------
     Other comprehensive (loss) income, net of tax                                                       $  (796,485)   $ 1,410,531
                                                                                                         ===========    ===========

Accumulated other comprehensive loss consists of the following as of December
31:

                                                                                                             2007           2006
                                                                                                         -----------    -----------
Net unrealized holding losses on available-for-sale securities, net of taxes                             $(2,272,627)   $(1,190,323)
Unrecognized pension plan expense - SFAS No. 158, net of taxes                                            (1,045,967)    (1,331,786)
                                                                                                         -----------    -----------
Accumulated other comprehensive loss                                                                     $(3,318,594)   $(2,522,109)
                                                                                                         ===========    ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                     SALISBURY BANCORP, INC. AND SUBSIDIARY
                     --------------------------------------

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      -------------------------------------

                     Years Ended December 31, 2007 and 2006
                     --------------------------------------

                                                                           2007               2006
                                                                       ------------       ------------
Cash flows from operating activities:
Net income                                                             $  3,800,048       $  4,253,618
Adjustments to reconcile net income to net cash provided by
     operating activities:
   Amortization of securities, net                                           75,014             34,953
   Gain on sales of available-for-sale securities, net                     (294,984)          (517,326)
   Benefit for loan losses                                                        0            (87,488)
   Change in loans held-for-sale                                            184,000           (304,000)
   Change in deferred loan costs, net                                      (137,362)          (168,573)
   Change in unearned income on loans                                        (2,528)            (4,913)
   Net decrease in mortgage servicing rights                                110,515             78,715
   Depreciation and amortization                                            565,267            538,449
   Amortization of core deposit intangible                                  164,216            164,216
   Amortization of fair value adjustment on loans                            71,357            112,712
   Accretion of fair value adjustments on deposits and borrowings          (130,203)          (134,217)
   Increase in interest receivable                                          (64,671)          (111,012)
   Deferred tax provision                                                    34,785            396,418
   Increase in prepaid expenses                                              (4,594)        (1,031,510)
   Increase in cash surrender value of insurance policies                  (133,026)          (130,809)
   Decrease in income tax receivable                                         89,869            181,005
   Decrease (increase) in other assets                                       90,673            (91,796)
   Increase (decrease) in accrued expenses                                  102,293           (243,196)
   Increase in interest payable                                               6,794            257,975
   Increase (decrease) in other liabilities                                 216,509            (57,050)
   Issuance of shares for Directors' fees                                    30,450             31,920
                                                                       ------------       ------------

Net cash provided by operating activities                                 4,774,422          3,168,091
                                                                       ------------       ------------

Cash flows from investing activities:
   Redemption of Federal Home Loan Bank stock                                     0            860,200
   Purchases of Federal Home Loan Bank stock                               (512,400)          (110,700)
   Purchases of available-for-sale securities                           (69,642,478)       (83,058,698)
   Proceeds from sales of available-for-sale securities                  63,597,747         62,356,620
   Proceeds from maturities of available-for-sale securities             12,170,270         14,007,603
   Proceeds from maturities of held-to-maturity securities                    4,102             71,691
   Loan originations and principal collections, net                     (11,448,576)       (36,142,073)
   Purchases of loans                                                    (4,313,300)          (252,000)
   Recoveries of loans previously charged off                               103,564             67,054
   Capital expenditures                                                  (1,396,923)          (207,787)
   Cash and cash equivalents acquired from New York Community
     Bank, net of expenses paid of $119,407                                 176,653                  0
                                                                       ------------       ------------

Net cash used in investing activities                                   (11,261,341)       (42,408,090)
                                                                       ------------       ------------

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                     SALISBURY BANCORP, INC. AND SUBSIDIARY
                     --------------------------------------

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      -------------------------------------

                     Years Ended December 31, 2007 and 2006
                     --------------------------------------
                                   (continued)

                                                                        2007               2006
                                                                    ------------      ------------
Cash flows from financing activities:
   Net increase (decrease) in demand deposits, NOW and
     savings accounts                                                  8,467,718        (5,638,393)
   Net (decrease) increase in time deposits                           (4,805,216)       31,957,486
   Federal Home Loan Bank advances                                    21,000,000        25,000,000
   Principal payments on Federal Home Loan Bank advances             (16,589,044)      (10,460,009)
   Net change in short-term Federal Home Loan Bank advances            3,637,000         1,668,000
   Dividends paid                                                     (1,802,527)       (1,734,277)
                                                                    ------------      ------------

Net cash provided by financing activities                              9,907,931        40,792,807
                                                                    ------------      ------------

Net increase in cash and cash equivalents                              3,421,012         1,552,808
Cash and cash equivalents at beginning of year                        11,757,183        10,204,375
                                                                    ------------      ------------
Cash and cash equivalents at end of year                            $ 15,178,195      $ 11,757,183
                                                                    ============      ============

Supplemental disclosures:
   Interest paid                                                    $ 12,559,418      $ 10,335,187
   Income taxes paid                                                     745,352           864,512

New York Community Bank Branch Acquisition:
Cash and cash equivalents acquired                                  $    296,060
                                                                    ------------
                                                                         296,060
                                                                    ------------
Deposits assumed                                                         492,486
Accrued interest payable assumed                                           3,574
                                                                    ------------
                                                                         496,060
                                                                    ------------
Net liabilities assumed                                                  200,000
Acquisition costs
                                                                         119,407
                                                                    ------------
Goodwill                                                            $    319,407
                                                                    ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                     SALISBURY BANCORP, INC. AND SUBSIDIARY
                     --------------------------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

                     Years Ended December 31, 2007 and 2006
                     --------------------------------------

NOTE 1 - NATURE OF OPERATIONS
-----------------------------

Salisbury Bancorp, Inc. (Bancorp) is a Connecticut corporation that was organized on April 24, 1998 to become a holding company, under which Salisbury Bank and Trust Company (Bank) operates as its wholly-owned subsidiary. Bancorp and the Bank are referred to together as the (Company).

The Bank is a state chartered bank which was incorporated in 1874 and is headquartered in Lakeville, Connecticut. The Bank operates its business from four banking offices located in Connecticut, two banking offices located in Massachusetts, and one banking office in Dover Plains, New York. The Bank is engaged principally in the business of attracting deposits from the general public and investing those deposits in residential and commercial real estate, consumer and small business loans. The Bank also offers a full complement of trust and investment services.

NOTE 2 - ACCOUNTING POLICIES
----------------------------

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America and predominant practices within the banking industry. The consolidated financial statements were prepared using the accrual basis of accounting. The significant accounting policies are summarized below to assist the reader in better understanding the consolidated financial statements and other data contained herein.

      USE OF ESTIMATES:

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

      BASIS OF PRESENTATION:

      The consolidated financial statements include the accounts of the Bancorp and its wholly-owned subsidiary, the Bank, and the Bank's wholly-owned subsidiaries, SBT Realty, Inc., and SBT Mortgage Service Corporation (the "PIC"). SBT Realty, Inc. holds and manages bank owned real estate situated in New York state. The PIC operates as a passive investment company, which owns and services residential and commercial mortgages. All significant intercompany accounts and transactions have been eliminated in the consolidation.

      CASH AND CASH EQUIVALENTS:

      For purposes of reporting cash flows, cash and cash equivalents include cash on hand, cash items, due from banks, interest bearing demand deposits with other banks, money market mutual funds and federal funds sold.

      Cash and due from banks as of December 31, 2007 and 2006 includes $650,000, which is subject to withdrawals and usage restrictions to satisfy the reserve requirements of the Federal Reserve Bank.

      SECURITIES:

      Investments in debt securities are adjusted for amortization of premiums and accretion of discounts to approximate the interest method. Gains or losses on sales of investment securities are computed on a specific identification basis.

      The Company may classify debt and equity securities into one of three categories: held-to-maturity, available-for-sale or trading. These security classifications may be modified after acquisition only under certain specified conditions. In general, securities may be classified as held-to-maturity only if the Company has the positive intent and ability to hold them to maturity. Trading securities are defined as those bought and held principally for the purpose of selling them in the near term. All other securities must be classified as available-for-sale.

            -- Held-to-maturity securities are carried at amortized cost in the consolidated balance sheets. Unrealized holding gains and losses are not included in earnings or in a separate component of capital. They are disclosed in the notes to the consolidated financial statements.

            -- Available-for-sale securities are carried at fair value on the consolidated balance sheets. Unrealized holding gains and losses are not included in earnings but are reported as a net amount (less expected tax) in a separate component of capital until realized.

            -- Trading securities are carried at fair value on the consolidated balance sheets. Unrealized holding gains and losses for trading securities are included in earnings. During the two years ended December 31, 2007 and 2006, the Company did not classify any securities as trading.

      Declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses.

      LOANS:

      Loans receivable that management has the intent and ability to hold until maturity or payoff, are reported at their outstanding principal balances adjusted for any charge-offs, the allowance for loan losses and any deferred fees or costs on originated loans or unamortized premiums or discounts on purchased loans.

      Interest on loans is recognized on a simple interest basis.

      Residential real estate loans are generally placed on nonaccrual status when reaching 90 days past due or in the process of foreclosure. Lines of credit secured by real estate 90 days past due or in the process of foreclosure are placed on nonaccrual status. Secured consumer loans are written down to realizable value and unsecured consumer loans are charged-off upon reaching 120 or 180 days past due depending on the type of loan. Commercial real estate loans and commercial business loans and leases which are 90 days or more past due are generally placed on nonaccrual status, unless secured by sufficient cash or other assets immediately convertible to cash. When a loan has been placed on nonaccrual status, previously accrued and uncollected interest is reversed against interest on loans. A loan can be returned to accrual status when collectibility of principal is reasonably assured and the loan has performed for a period of time, generally six months.

      Cash receipts of interest income on impaired loans are credited to principal to the extent necessary to eliminate doubt as to the collectibility of the net carrying amount of the loan. Some or all of the cash receipts of interest income on impaired loans is recognized as interest income if the remaining net carrying amount of the loan is deemed to be fully collectible. When recognition of interest income on an impaired loan on a cash basis is appropriate, the amount of income that is recognized is limited to that which would have been accrued on the net carrying amount of the loan at the contractual interest rate. Any cash interest payments received in excess of the limit and not applied to reduce the net carrying amount of the loan are recorded as recoveries of charge-offs until the charge-offs are fully recovered.

      ALLOWANCE FOR LOAN LOSSES:

      The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

      The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

      A loan is  considered  impaired  when,  based on current  information  and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent. The Bank does not separately identify individual consumer and residential loans for impairment disclosures, but instead evaluates smaller groups of homogeneous loans collectively for impairment.

      PREMISES AND EQUIPMENT:

      Premises and equipment are stated at cost, less accumulated depreciation and amortization. Cost and related allowances for depreciation and amortization of premises and equipment retired or otherwise disposed of are removed from the respective accounts with any gain or loss included in income or expense. Depreciation and amortization are calculated principally on the straight-line method over the estimated useful lives of the assets. Estimated lives are 3 to 99 years for buildings and 2 to 20 years for furniture and equipment.

      OTHER REAL ESTATE OWNED AND IN-SUBSTANCE FORECLOSURES:

      Other real estate owned includes properties acquired through foreclosure and properties classified as in-substance foreclosures in accordance with Statement of Financial Accounting Standards (SFAS) No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructuring." These properties are carried at the lower of cost or estimated fair value less estimated costs to sell. Any write-down from cost to estimated fair value required at the time of foreclosure or classification as in-substance foreclosure is charged to the allowance for loan losses. Expenses incurred in connection with maintaining these assets and subsequent write-down are included in other expense.

      In accordance with SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," the Bank classifies loans as in-substance repossessed or foreclosed if the Bank or its subsidiaries receives physical possession of the debtor's assets regardless of whether formal foreclosure proceedings take place. As of December 31, 2007 and December 31, 2006, the Company does not have any other real estate owned.

      ADVERTISING:

      The Bank directly expenses costs associated with advertising as they are incurred.

      INCOME TAXES:

      The Company recognizes income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are established for the temporary differences between the accounting basis and the tax basis of the Company's assets and liabilities at tax rates expected to be in effect when the amounts related to such temporary differences are realized or settled.

      FAIR VALUES OF FINANCIAL INSTRUMENTS:

      SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," requires that the Company disclose estimated fair value for its financial instruments. Fair value methods and assumptions used by the Company in estimating its fair value disclosures are as follows:

      Cash and cash equivalents: The carrying amounts reported in the balance sheets for cash and cash equivalents approximate those assets' fair values.

      Securities (including mortgage-backed securities): Fair values for securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

      Loans held-for-sale: Fair values of mortgage loans held-for-sale are based on commitments on hand from investors or prevailing market prices.

      Loans receivable: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

      Accrued interest receivable: The carrying amount of accrued interest receivable approximates its fair value.

      Deposit liabilities: The fair values disclosed for interest and non-interest checking, passbook savings and money market accounts are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

      Federal Home Loan Bank Advances: Fair values for Federal Home Loan Bank advances are estimated using a discounted cash flow technique that applies interest rates currently being offered on advances to a schedule of aggregated expected monthly maturities on Federal Home Loan Bank advances.

      Due to broker: The carrying amount of due to broker approximates its fair value.

      Off-balance sheet instruments: The fair value of commitments to originate loans is estimated using the fees currently charged to enter similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments and the unadvanced portion of loans, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligation with the counterparties at the reporting date.

      STOCK BASED COMPENSATION:

      Bancorp has a stock-based plan to compensate non-employee directors for their services. This plan is more fully described in Note 14. Compensation cost for these services is reflected in net income in an amount equal to the fair value on the date of issuance of the shares of Bancorp common stock issued to the directors.

      EARNINGS PER SHARE (EPS):

      Basic EPS excludes dilution and is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Weighted average common shares outstanding were 1,684,699 in 2007 and 1,683,893 in 2006. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Diluted EPS is not presented because there were no common stock equivalents in the years ended December 31, 2007 and 2006.

      RECENT ACCOUNTING PRONOUNCEMENTS:

      In February 2006, the Financial Accounting Standards Board (FASB) issued SFAS No. 155, "Accounting for Certain Hybrid Instruments" (SFAS No. 155), which permits, but does not require, fair value accounting for any hybrid financial instrument that contains an embedded derivative that would otherwise require bifurcation in accordance with SFAS 133. The statement also subjects beneficial interests issued by securitization vehicles to the requirements of SFAS No. 133. The statement is effective as of January 1, 2007. The adoption of SFAS No. 155 did not have an impact on the Company's financial condition and results of operations.

      In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140" (SFAS No. 156). SFAS No. 156 requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in specific situations. Additionally, the servicing asset or servicing liability shall be initially measured at fair value; however, an entity may elect the "amortization method" or "fair value method" for subsequent balance sheet reporting periods. SFAS No. 156 is effective as of an entity's first fiscal year beginning after September 15, 2006. Early adoption is permitted as of the beginning of an entity's fiscal year, provided the entity has not yet issued financial statements, including interim financial statements, for any period of that fiscal year. The adoption of this statement did not have a material impact on the Company's financial condition, results of operations or cash flows.

      In June 2006 the FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement 109" ("FIN 48"). FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return and provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 did not have a material impact on the Company's financial statements.

      In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" (SFAS No. 157). SFAS No. 157 defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles
      (GAAP) and enhances disclosures about fair value measurements. SFAS No. 157 retains the exchange price notion and clarifies that the exchange price is the price that would be received for an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants on the measurement date. SFAS No. 157 is effective for the Company's consolidated financial statements for the year beginning on January 1, 2008, with earlier adoption permitted. The Company does not expect the adoption of this statement to have a material impact on its financial condition and results of operations.

      In September 2006, the FASB ratified the consensus reached by the Emerging Issues Task Force ("EITF") on Issue No. 06-4 "Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements," ("EITF Issue 06-4"). EITF 06-4 requires companies with an endorsement split-dollar life insurance arrangement to recognize a liability for future postretirement benefits. The effective date is for fiscal years beginning after December 15, 2007, with earlier application permitted. Companies should recognize the effects of applying this issue through either (a) a change in accounting principle through a cumulative effect adjustment to retained earnings or (b) a change in accounting principle through retrospective application to all periods. The Company does not expect the adoption of this statement to have a material impact on its financial condition and results of operations.

      In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities including an amendment of FASB Statement No. 115" (SFAS 159). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. The new standard is effective at the beginning of the Company's fiscal year beginning January 1, 2008, and early application may be elected in certain circumstances. The Company does not expect the adoption of this statement to have a material impact on its financial condition and results of operations.

NOTE 3 - INVESTMENTS IN SECURITIES
----------------------------------

Debt and equity securities have been classified in the consolidated balance sheets according to management's intent. The amortized cost of securities and their approximate fair values are as follows as of December 31:

                                                              Amortized             Gross           Gross
                                                                Cost              Unrealized      Unrealized           Fair
                                                                Basis                Gains          Losses             Value
                                                            -------------       -------------   -------------      -------------
Available-for-sale securities:
   December 31, 2007:
     Equity securities                                      $       3,031       $     157,453   $           0      $     160,484
     Preferred stock                                            2,975,000                   0       1,149,730          1,825,270
     Debt securities issued by the U.S. Treasury
       and other U. S. government corporations
       and agencies                                            47,224,654               4,492         370,330         46,858,816
     Debt securities issued by states of the
       United States and political subdivisions
       of the states                                           58,707,327              11,409       1,739,673         56,979,063
     Money market mutual funds                                  1,340,891                   0               0          1,340,891
     Mortgage-backed securities                                41,910,517              99,631         456,627         41,553,521
                                                            -------------       -------------   -------------      -------------
                                                              152,161,420             272,985       3,716,360        148,718,045
     Money market mutual funds included in
       cash and cash equivalents                               (1,340,891)                                            (1,340,891)
                                                            -------------       -------------   -------------      -------------
                                                            $ 150,820,529       $     272,985   $   3,716,360      $ 147,377,154
                                                            =============       =============   =============      =============

   December 31, 2006:
     Equity securities                                      $       3,031       $     178,395   $           0      $     181,426
     Preferred stock                                            2,975,000                   0         462,900          2,512,100
     Debt securities issued by the U.S. Treasury
       and other U. S. government corporations
       and agencies                                            55,323,358              23,343       1,200,395         54,146,306
     Debt securities issued by states of the
       United States and political subdivisions
       of the states                                           44,891,148             379,553          34,667         45,236,034
     Money market mutual funds                                  1,199,881                   0               0          1,199,881
     Mortgage-backed securities                                55,103,530             191,698         878,547         54,416,681
                                                            -------------       -------------   -------------      -------------
                                                              159,495,948             772,989       2,576,509        157,692,428
     Money market mutual funds included in
       cash and cash equivalents                               (1,199,881)                                            (1,199,881)
                                                            -------------       -------------   -------------      -------------
                                                            $ 158,296,067       $     772,989   $   2,576,509      $ 156,492,547
                                                            =============       =============   =============      =============

Held-to-maturity securities:
   December 31, 2007:
     Mortgage-backed securities                             $      70,798       $         637   $           0      $      71,435
                                                            =============       =============   =============      =============

   December 31, 2006:
     Mortgage-backed securities                             $      74,931       $           0   $         113      $      74,818
                                                            =============       =============   =============      =============

The scheduled maturities of debt securities were as follows as of December 31, 2007:

                                                     Available-For-Sale               Held-To-Maturity
                                                     ------------------     ----------------------------------
                                                                             Amortized
                                                            Fair                Cost                 Fair
                                                            Value               Basis                Value
                                                        ------------        ------------          ------------
Due after one year through five years                   $    992,952        $          0          $          0
Due after five years through ten years                    21,988,592                   0                     0
Due after ten years                                       80,856,335                   0                     0
Mortgage-backed securities                                41,553,521              70,798                71,435
                                                        ------------        ------------          ------------
                                                        $145,391,400        $     70,798          $     71,435
                                                        ============        ============          ============

During 2007, proceeds from sales of available-for-sale securities amounted to $63,597,747. Gross realized gains and gross realized losses on those sales amounted to $305,726 and $10,742, respectively. During 2006, proceeds from sales of available-for-sale securities amounted to $62,356,620. Gross realized gains and gross realized losses on those sales amounted to $724,286 and $206,960, respectively. The tax provision applicable to these net realized gains amounted to $100,295 and $175,891 respectively.

There were no securities of issuers whose aggregate carrying amount exceeded 10% of shareholders' equity as of December 31, 2007.

Total carrying amounts of $55,203,368 and $55,251,654 of debt securities were pledged to secure Federal Home Loan Bank advances, public deposits, treasury tax and loans and for other purposes as required by law as of December 31, 2007 and 2006, respectively.

The aggregate fair value and unrealized losses of securities that have been in a continuous unrealized loss position for less than twelve months and for twelve months or more, and are temporarily impaired, are as follows as of December 31:

                                                                                December 31, 2007
                                              --------------------------------------------------------------------------------------
                                                   Less than 12 Months          12 Months or Longer                 Total
                                              --------------------------    --------------------------    --------------------------
                                                  Fair        Unrealized       Fair        Unrealized        Fair         Unrealized
                                                 Value          Losses         Value         Losses          Value          Losses
                                              -----------    -----------    -----------    -----------    -----------    -----------
Preferred stock                               $         0    $         0    $ 1,825,270    $ 1,149,730    $ 1,825,270    $ 1,149,730
Debt securities issued by the U.S.
   Treasury and other U. S. government
   corporations and agencies                    8,963,668         20,009     33,518,205        350,321     42,481,873        370,330
Debt securities issued by states of the
   United States and political
   subdivisions of the states                  46,754,407      1,684,443      1,314,923         55,230     48,069,330      1,739,673
Mortgage-backed securities                      4,501,563         48,263     20,534,104        408,364     25,035,667        456,627
                                              -----------    -----------    -----------    -----------    -----------    -----------
Total temporarily impaired securities         $60,219,638    $ 1,752,715    $57,192,502    $ 1,963,645   $117,412,140    $ 3,716,360
                                              ===========    ===========    ===========    ===========   ============    ===========

                                       14

                                                                                December 31, 2006
                                              --------------------------------------------------------------------------------------
                                                   Less than 12 Months          12 Months or Longer                 Total
                                              --------------------------    --------------------------    --------------------------
                                                  Fair        Unrealized       Fair        Unrealized        Fair         Unrealized
                                                 Value          Losses         Value         Losses          Value          Losses
                                              -----------    -----------    -----------    -----------    -----------    -----------
Preferred stock                               $         0    $         0    $ 2,512,100    $   462,900    $ 2,512,100    $   462,900
Debt securities issued by the U.S.
   Treasury and other U. S. government
   corporations and agencies                      792,581         57,553     49,159,124      1,142,842     49,951,705      1,200,395
Debt securities issued by states of the
   United States and political
   subdivisions of the states                   1,809,175         12,100      2,094,013         22,567      3,903,188         34,667
Mortgage-backed securities                     13,486,446         54,270     27,940,134        824,390     41,426,580        878,660
                                              -----------    -----------    -----------    -----------    -----------    -----------
Total temporarily impaired securities         $16,088,202    $   123,923    $81,705,371    $ 2,452,699    $97,793,573    $ 2,576,622
                                              ===========    ===========    ===========    ===========    ===========    ===========

Securities exhibiting unrealized losses are analyzed to determine that the impairments are not other-than-temporary and the following information is considered. U.S. Government securities are backed by the full faith and credit of the United States and therefore bear no credit risk. U.S. Government agency securities, which have a significant impact in financial markets, have minimal credit risk. Preferred stock securities are issued by the Federal Home Mortgage Corporation, a U.S. government sponsored or chartered enterprise. All investments maintain a credit rating of at least investment grade by one of the nationally recognized rating agencies. Mortgage-backed securities are issued by federal government agencies or by private issuers with minimum security ratings of AAA. The unrealized losses in the above table are mainly attributable to changes in market interest rates. As Company management has the ability and intent to hold securities until anticipated recovery to cost basis occurs, no declines are deemed to be other than temporary.

NOTE 4 - LOANS
--------------

Loans consisted of the following as of December 31:

                                                       2007               2006
                                                   -------------     -------------
Commercial, financial and agricultural             $  20,629,467     $  16,464,762
Real estate - construction and land development       28,927,954        21,169,024
Real estate - residential                            158,599,546       145,394,844
Real estate - commercial                              53,822,693        50,859,332
Consumer                                               8,004,931         8,815,789
Term federal funds                                             0        12,000,000
Other                                                    376,257            69,367
                                                   -------------     -------------
                                                     270,360,848       254,773,118
Deferred costs, net                                      305,935           168,573
Unearned income                                             (615)           (3,143)
Allowance for loan losses                             (2,474,893)       (2,474,118)
                                                   -------------     -------------
           Net loans                               $ 268,191,275     $ 252,464,430
                                                   =============     =============

Certain directors and executive officers of the Company and companies in which they have significant ownership interest were customers of the Bank during 2007. Total loans to such persons and their companies amounted to $1,218,271 as of December 31, 2007. During 2007, principal advances of $487,004 were made and repayments totaled $334,057.

Changes in the allowance for loan losses were as follows for the years ended December 31:

                                                        2007              2006
                                                   -------------     -------------
Balance at beginning of period                     $   2,474,118     $   2,626,170
Benefit for loan losses                                        0           (87,488)
Recoveries of loans previously charged off               103,564            67,054
Loans charged off                                       (102,789)         (131,618)
                                                   -------------     -------------
Balance at end of period                           $   2,474,893     $   2,474,118
                                                   =============     =============

The following table sets forth information regarding nonaccrual loans and accruing loans 90 days or more overdue as of December 31:

                                                        2007              2006
                                                   -------------     -------------
Total nonaccrual loans                             $   1,007,890     $     886,377
                                                   =============     =============

Accruing loans which are 90 days or more overdue   $     816,581     $      77,525
                                                   =============     =============

As of December 31, 2007 and 2006, and during the years ended, there were no loans that met the definition of an impaired loan in SFAS No. 114.

In 2007 and 2006, the Bank capitalized mortgage servicing rights totaling $59,882 and $147,353 respectively, and amortized $171,034 and $225,732 respectively. The balance of capitalized mortgage servicing rights included in other assets at December 31, 2007 and 2006 was $225,670 and $336,185, respectively.

Following is an analysis of the aggregate changes in the valuation allowance for mortgage servicing rights for the years ended December 31:

                                                      2007               2006
                                                    --------           --------
Balance, beginning of year                          $  1,451           $  1,115
Additions                                              2,451             19,392
Reductions                                            (3,088)           (19,056)
                                                    --------           --------
Balance, end of year                                $    814           $  1,451
                                                    ========           ========

The fair value of the mortgage servicing rights was $562,911 and $671,145 as of December 31, 2007 and 2006, respectively.

Loans serviced for others are not included in the accompanying consolidated balance sheets. The unpaid principal balance of mortgage and other loans serviced for others was $48,696,731 and $49,117,195 at December 31, 2007 and 2006, respectively.

NOTE 5 - PREMISES AND EQUIPMENT
-------------------------------

The following is a summary of premises and equipment as of December 31:

                                                      2007              2006
                                                  ------------     ------------
Land                                              $    775,844     $    775,844
Buildings                                            6,281,851        5,721,601
Furniture and equipment                              3,385,608        2,786,494
                                                  ------------     ------------
                                                    10,443,303        9,283,939
Accumulated depreciation and amortization           (3,640,105)      (3,148,393)
                                                  ------------     ------------
                                                  $  6,803,198     $  6,135,546
                                                  ============     ============

NOTE 6 - DEPOSITS
-----------------

The aggregate amount of time deposit accounts in denominations of $100,000 or more as of December 31, 2007 and 2006 were $36,440,424 and $35,777,326 respectively.

The aggregate amount of brokered time deposits as of December 31, 2007 and 2006 was $14,681,000 and $19,538,000, respectively. Brokered time deposits are not included in time deposit accounts in denominations of $100,000 or more above.

For time deposits as of December 31, 2007, the scheduled maturities for years ended December 31, are as follows:

                2008                                     $  93,821,737
                2009                                        10,670,809
                2010                                         2,078,871
                2011                                         7,987,502
                2012                                         1,489,704
                                                         -------------
                                                         $ 116,048,623
                                                         =============

Certain directors and executive officers of the Company and companies in which they have a significant ownership interest were customers of the Bank during 2007. Total deposits of such persons and their companies amounted to $2,075,350 and $1,372,156 as of December 31, 2007 and 2006, respectively.

NOTE 7 - FEDERAL HOME LOAN BANK ADVANCES
----------------------------------------

Advances  consist of funds  borrowed  from the Federal  Home Loan Bank of Boston
(FHLB).

Maturities of advances from the FHLB for the five fiscal years ending after December 31, 2007, and thereafter, are summarized as follows:

              2008                                  $25,214,699
              2009                                    1,320,213
              2010                                   21,202,309
              2011                                   10,794,029
              2012                                    5,178,531
              Thereafter                             31,116,919
              Fair value adjustment                     184,455
                                                    -----------
                                                    $95,011,155
                                                    ===========

As of December 31, 2007, the following advances from the FHLB were redeemable at par at the option of the FHLB:

           MATURITY DATE       OPTIONAL REDEMPTION DATE             AMOUNT
           -------------       ------------------------             ------
               4/27/2009   1/28/2008 and quarterly thereafter   $     500,000
               4/27/2009   1/28/2008 and quarterly thereafter         500,000
               1/25/2010   1/25/2008 and quarterly thereafter      19,000,000
                2/8/2010    2/7/2008 and quarterly thereafter         600,000
              12/15/2010   3/17/2008 and quarterly thereafter         800,000
              12/20/2010   3/20/2008 and quarterly thereafter         500,000
               2/28/2011   2/26/2008 and quarterly thereafter      10,000,000
                3/1/2011    3/3/2008 and quarterly thereafter         500,000
                3/2/2012    3/3/2008 and quarterly thereafter       5,000,000
              12/16/2013   3/17/2008 and quarterly thereafter      10,000,000
              12/12/2016   3/12/2008 and quarterly thereafter      15,000,000
               7/31/2017   1/31/2008 and quarterly thereafter       6,000,000

Amortizing advances are repaid in equal monthly payments and are amortized from the date of the advance to the maturity date on a direct reduction basis.

Borrowings from the FHLB are secured by a blanket lien on qualified collateral, consisting primarily of loans with first mortgages secured by one to four family properties, certain unencumbered investment securities and other qualified assets.

At December 31, 2007, the interest rates on FHLB advances ranged from 2.66 percent to 6.30 percent. At December 31, 2007, the weighted average interest rate on FHLB advances was 4.74 percent.

NOTE 8 - EMPLOYEE BENEFITS
--------------------------

The Bank has an insured noncontributory defined benefit retirement plan available to employees eligible as to age and length of service. Benefits are based on a covered employee's final average compensation, primary social security benefit and credited service. The Bank makes annual contributions which meet the Employee Retirement Income Security Act minimum funding requirements.

In 2006, the plan was amended, effective September 1, 2006, to provide that employees hired or rehired on or after September 1, 2006 are not eligible to participate in the plan.

The following tables set forth information about the plan as of December 31 and the years then ended, using a measurement date of December 31:

                                                                   2007            2006
                                                               -----------     -----------
Change in projected benefit obligation:
   Benefit obligation at beginning of year                     $ 6,027,929     $ 5,495,706
   Actuarial gain                                                 (229,821)       (128,601)
   Service cost                                                    437,740         430,035
   Interest cost                                                   342,022         318,310
   Benefits paid                                                  (218,769)        (87,521)
                                                               -----------     -----------
       Benefit obligation at end of year                         6,359,101       6,027,929
                                                               -----------     -----------

Change in plan assets:
   Plan assets at estimated fair value at beginning of year      5,016,664       3,370,954
   Actual return on plan assets                                    503,050         392,231
   Contributions by employer                                       500,000       1,341,000
   Benefits paid                                                  (218,769)        (87,521)
                                                               -----------     -----------
       Fair value of plan assets at end of year                  5,800,945       5,016,664
                                                               -----------     -----------

     Funded status and recognized liability
       included in the balance sheet                           $  (558,156)    $(1,011,265)
                                                               ===========     ===========

Amounts recognized in accumulated other comprehensive loss, before tax effect, consist of:

                                                        December 31,
                                                        ------------

                                                     2007          2006
                                                  ----------    ----------

Net loss                                          $1,583,889    $2,016,054
Prior service cost                                       910         1,803
                                                  ----------    ----------
                                                  $1,584,799    $2,017,857
                                                  ==========    ==========

The accumulated benefit obligation for the plan was $4,602,777 and $4,179,551 at December 31, 2007 and 2006, respectively.

The discount rate used in determining the actuarial present value of the projected benefit obligation was 6.0% for 2007 and 2006. The rate of increase in future compensation levels was based on the following graded table for 2007 and 2006:

                           AGE                       RATE
                           ---                       ----
                            25                      4.75%
                            35                      4.25%
                            45                      3.75%
                            55                      3.25%
                            65                      3.00%

Components of net periodic cost are as follows for the years ended December 31:

                                                                               2007          2006
                                                                            ---------     ---------
Service cost                                                                $ 437,740     $ 430,035
Interest cost on benefit obligation                                           342,022       318,310
Expected return on plan assets                                               (368,942)     (295,598)
Amortization of prior service cost                                                893           893
Recognized net loss                                                            68,236        89,194
                                                                            ---------     ---------
       Net periodic benefit cost                                              479,949       542,834
                                                                            ---------     ---------

Other changes in plan assets and benefit obligations recognized in other comprehensive loss:
Net actuarial gain                                                           (363,929)            0
Amortization of net loss                                                      (68,236)            0
Prior service cost                                                               (893)            0
                                                                            ---------     ---------
Total recognized in other comprehensive loss                                 (433,058)            0
                                                                            ---------     ---------
Total recognized in net periodic cost and other
       comprehensive loss                                                   $  46,891     $ 542,834
                                                                            =========     =========

The estimated net loss and prior service cost that will be amortized from accumulated other comprehensive loss into net periodic benefit cost over the year ended December 31, 2008 are $56,833 and $893, respectively.

The discount rate used to determine the net periodic benefit cost was 6.00% for 2007 and 2006; and the expected return on plan assets was 7.50% for 2007 and 2006.

The graded table above was also used for the rate of compensation increase in determining the net periodic benefit cost in 2007 and 2006.

Pension expense is calculated based upon a number of actuarial assumptions, including an expected long-term rate of return on pension plan assets of 7.50% for 2007. In developing the expected long-term rate of return assumption, asset class return expectations were evaluated as well as long-term inflation assumptions, and historical returns based on the current target asset allocations of 55% equity and 40% fixed income and 5% cash equivalents. The Bank regularly reviews the asset allocations and periodically rebalances investments when considered appropriate. While all future forecasting contains some level of estimation error, the Bank believes that 7.50% falls within a range of reasonable long-term rate of return expectations for pension plan assets. The Bank will continue to evaluate the actuarial assumptions, including expected rate of return, at least annually, and will adjust as necessary.

Plan Assets:

The pension plan investments are co-managed by the Trust and Investment Services division of the Bank and Bradley, Foster and Sargent, Inc. The investments in the plan are reviewed and approved by the Trust Committee. The asset allocation of the plan is a balanced allocation. Debt securities are timed to mature when employees are due to retire. Debt securities are laddered for coupon and maturity. Equities are put in the plan to achieve a balanced allocation and to provide growth of the principal portion of the plan and to provide diversification. The Trust Committee reviews the policies of the plan. The prudent investor rule and applicable ERISA regulations apply to the management of the funds and investment selections.

The Bank's pension plan asset allocations by asset category are as follows:

                                                           December 31, 2007                 December 31, 2006
                                                     ---------------------------        ---------------------------
              Asset Category                         Fair Value         Percent         Fair Value         Percent
----------------------------------------------       ----------       ----------        ----------       ----------
Equity securities                                    $3,407,281             58.7%       $2,537,994             50.6%
U.S. Government treasury and agency securities        1,252,945             21.6         1,480,289             29.5
Corporate bonds                                         122,687              2.1            23,040              0.5
Mutual funds                                            296,365              5.1           200,503              4.0
Money market mutual funds                               617,567             10.7           672,228             13.4
Certificates of deposit                                 104,100              1.8           102,610              2.0
                                                     ----------       ----------        ----------       ----------
         Total                                       $5,800,945            100.0%       $5,016,664            100.0%
                                                     ==========       ==========        ==========       ==========

There were no securities of the Bancorp and related parties included in plan assets as of December 31, 2007 and 2006.

Based on current data and assumptions, the following benefits are expected to be paid for each of the following five years and, in the aggregate, the five years thereafter:

                    2008                                  $    87,000
                    2009                                      120,000
                    2010                                      205,000
                    2011                                      216,000
                    2012                                    1,980,000
                    2013 - 2017                             2,978,000

The Bank expects to make a contribution of $500,000 in 2008.

The Bank offers a 401(k) Plan to eligible  employees.  Under the Plan,  eligible
participants   may   contribute  a  percentage  of  their  pay  subject  to  IRS limitations. The Bank may make discretionary contributions to the Plan.

Effective September 1, 2006, the 401(k) Plan was amended to provide that employees hired or rehired after September 1, 2006 are not eligible to participate in the plan. The Bank has established a second 401(k) Plan to provide a discretionary match to employees hired or rehired, on or after September 1, 2006 who satisfy certain eligibility requirements.

The Bank's contribution expense for the 401(k) Plans in the years ended December 31, 2007 and 2006 amounted to approximately $100,000 and $93,000 respectively. Discretionary contributions vest in full after five years.

Fifteen of the Bank's officers have a change in control agreement ("agreement") with the Bank. The agreements provide that if, within twelve (12) months after a "change-in-control" has occurred, the officer's employment terminates or is reassigned under defined circumstances, then the Bank and/or its successor shall pay the officer a lump sum amount equal to the officer's most recent aggregate base salary paid in the twelve (12) month period immediately preceding his or her termination or reassignment less amounts previously paid from the date of "change in control."

NOTE 9 - INCOME TAXES
---------------------

The components of income tax expense are as follows for the years ended December 31:

                                                       2007             2006
                                                    ----------       ----------
Current:
   Federal                                          $  774,753       $  990,839
   State                                                60,468           54,678
                                                    ----------       ----------
                                                       835,221        1,045,517
                                                    ----------       ----------
Deferred:
   Federal                                              24,785          217,852
   State                                                     0                0
   Change in valuation allowance                        10,000          178,566
                                                    ----------       ----------
                                                        34,785          396,418
                                                    ----------       ----------
Total income tax expense                            $  870,006       $1,441,935
                                                    ==========       ==========

The reasons for the differences between the statutory federal income tax rate and the effective tax rates are summarized as follows for the years ended December 31:

                                                            2007         2006
                                                            ----         ----
                                                            % of         %of
                                                           Income       Income
                                                           ------       ------
Federal income tax at statutory rate                        34.0%        34.0%
Increase (decrease) in tax resulting from:
   Tax-exempt income and dividends received deduction       (19.1)       (13.6)
   Other items                                               2.6          1.2
State tax, net of federal tax benefit                        0.9          0.6
Change in valuation allowance                                0.2          3.1
                                                            ----         ----
       Effective tax rates                                  18.6%        25.3%
                                                            ====         ====

The Company had gross deferred tax assets and gross deferred tax liabilities as follows as of December 31:

                                                                          2007               2006
                                                                      -----------        -----------
Deferred tax assets:
   Allowance for loan losses                                          $   618,527        $   619,233
   Interest on non-performing loans                                        22,710             15,402
   Accrued deferred compensation                                           30,584             26,288
   Post-retirement benefits                                                22,440             22,440
   Other real estate owned property write-down                             22,100             22,101
   Capital loss carry forward                                             398,191            398,191
   Mark to market purchase accounting adjustments                               0              8,373
   Unrecognized pension expense - FASB No. 158                            538,832            686,071
   Net unrealized holding loss on available-for-sale securities         1,170,748            613,197
                                                                      -----------        -----------
           Gross deferred tax assets                                    2,824,132          2,411,296
           Valuation allowance                                           (270,166)          (260,166)
                                                                      -----------        -----------
                                                                        2,553,966          2,151,130
                                                                      -----------        -----------

                                       21

Deferred tax liabilities:
   Deferred loan costs, net                                              (104,018)           (57,315)
   Goodwill and core deposit intangible asset                            (662,257)          (646,483)
   Accelerated depreciation                                              (957,538)          (985,152)
   Mark-to-market purchase accounting adjustments                         (23,204)                 0
   Mortgage servicing rights                                              (76,728)          (114,304)
   Prepaid pension                                                       (349,059)          (342,241)
                                                                      -----------        -----------
           Gross deferred tax liabilities                              (2,172,804)        (2,145,495)
                                                                      -----------        -----------
Net deferred tax asset                                                $   381,162        $     5,635
                                                                      ===========        ===========

As of December 31, 2007, the Company had no operating loss and tax credit carryovers for tax purposes.

NOTE 10 - COMMITMENTS AND CONTINGENT LIABILITIES
------------------------------------------------

The Bank entered into an agreement with a third party in which the third party is to provide the Bank with account processing services and other miscellaneous services. Under the agreement, the Bank is obligated to pay monthly processing fees through August 5, 2010. In the event the Bank chooses to cancel the agreement prior to the end of the contract term a lump sum termination fee will have to be paid. The fee shall be calculated as the average monthly billing, exclusive of pass through costs for the past twelve months, multiplied by the number of months and any portion of a month remaining in the contract term.

Commitments to purchase securities on a when issued basis totaled $1,410,241 at December 31, 2007.

NOTE 11 - FINANCIAL INSTRUMENTS
-------------------------------

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to originate loans, standby letters of credit and unadvanced funds on loans. The instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheets. The contract amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for loan commitments and standby letters of credit is represented by the contractual amounts of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

Commitments to originate loans are agreements to lend to a customer provided there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the borrower. Collateral held varies, but may include secured interests in mortgages, accounts receivable, inventory, property, plant and equipment and income producing properties.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance by a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. As of December 31, 2007 and 2006, the maximum potential amount of the Bank's obligation was $12,800 for financial and standby letters of credit. The Bank's outstanding letters of credit generally have a term of less than one year. If a letter of credit is drawn upon, the Bank may seek recourse through the customer's underlying line of credit. If the customer's line of credit is also in default, the Bank may take possession of the collateral, if any, securing the line of credit.

The estimated fair values of the Bank's financial instruments, all of which are held or issued for purposes other than trading, are as follows as of December 31:

                                                    2007                                  2006
                                       ---------------------------------------------------------------------
                                         Carrying            Fair              Carrying             Fair
                                          Amount             Value              Amount              Value
                                       ------------       ------------       ------------       ------------
Financial assets:
   Cash and cash equivalents           $ 15,178,195       $ 15,178,195       $ 11,757,183       $ 11,757,183
   Available-for-sale securities        147,377,154        147,377,154        156,492,547        156,492,547
   Held-to-maturity securities               70,798             71,435             74,931             74,818
   Federal Home Loan Bank stock           5,176,100          5,176,100          4,663,700          4,663,700
   Loans held-for-sale                      120,000            121,403            304,000            307,071
   Loans, net                           268,191,275        264,217,484        252,464,430        250,312,089
   Accrued interest receivable            2,538,607          2,538,607          2,483,547          2,483,547

Financial liabilities:
   Deposits                            $317,741,269       $318,498,739       $313,586,281       $313,560,974
   FHLB advances                         95,011,155         95,183,700         87,093,402         87,478,836
   Due to broker                                  0                  0          1,579,611          1,579,611

The carrying amounts of financial instruments shown in the above table are included in the consolidated balance sheets under the indicated captions. Accounting policies related to financial instruments are described in Note 2.

The amounts of financial instrument liabilities with off-balance sheet credit risk are as follows as of December 31:

                                                     2007               2006
                                                  -----------       -----------
Commitments to originate loans                    $ 9,002,416       $10,540,525
Standby letters of credit                              12,800            12,800
Unadvanced portions of loans:
   Home equity                                     26,511,813        26,599,791
   Commercial lines of credit                      10,482,619         8,642,393
   Construction                                     6,178,958         7,322,201
   Consumer                                         7,129,237         6,928,313
                                                  -----------       -----------
                                                  $59,317,843       $60,046,023
                                                  ===========       ===========

There is no material difference between the notional amounts and the estimated fair values of the off-balance sheet liabilities.

NOTE 12 - SIGNIFICANT GROUP CONCENTRATIONS OF CREDIT RISK
---------------------------------------------------------

Most of the Bank's business activity is with customers located in northwestern Connecticut and nearby New York and Massachusetts towns. There are no concentrations of credit to borrowers that have similar economic characteristics. The majority of the Bank's loan portfolio is comprised of loans collateralized by real estate located in northwestern Connecticut and nearby New York and Massachusetts towns.

NOTE 13 - REGULATORY MATTERS
----------------------------

Bancorp and its subsidiary, the Bank, are subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's and the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. Their capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 2007 and 2006, that the Company and the Bank meet all capital adequacy requirements to which they are subject.

As of December 31, 2007, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the table. The Company's and the Bank's actual capital amounts and ratios are also presented in the table.

There are no conditions or events since that notification that management believes have changed the Bank's category.

                                                                                                        To Be Well
                                                                                                      Capitalized Under
                                                                              For Capital             Prompt Corrective
                                                        Actual             Adequacy Purposes          Action Provisions
                                                        ------             -----------------          -----------------
                                                  Amount      Ratio       Amount        Ratio        Amount        Ratio
                                                  ------      -----       ------        -----        ------        -----
                                                                      (Dollar amounts in thousands)
As of December 31, 2007:
   Total Capital (to Risk Weighted Assets)
     Consolidated                                  $39,545    15.00%      $21,087       >8.0%          N/A
                                                                                        -
     Salisbury Bank and Trust Company               38,683    14.69        21,069       >8.0       $26,336       >10.0%
                                                                                        -                        -
   Tier 1 Capital (to Risk Weighted Assets)
     Consolidated                                   37,070    14.06        10,544       >4.0           N/A
                                                                                        -
     Salisbury Bank and Trust Company               36,174    13.74        10,534       >4.0        15,801        >6.0
                                                                                        -                         -
   Tier 1 Capital (to Average Assets)
     Consolidated                                   37,070     8.24        17,988       >4.0           N/A
                                                                                        -
     Salisbury Bank and Trust Company               36,174     8.06        17,945       >4.0        22,431        >5.0
                                                                                        -                         -
As of December 31, 2006:
   Total Capital (to Risk Weighted Assets)
     Consolidated                                  $38,030    15.28%      $19,914       >8.0%          N/A
                                                                                        -
     Salisbury Bank and Trust Company               37,295    14.98        19,929       >8.0       $24,911       >10.0%
                                                                                        -                        -
   Tier 1 Capital (to Risk Weighted Assets)
     Consolidated                                   35,555    14.28         9,957       >4.0           N/A
                                                                                        -
     Salisbury Bank and Trust Company               34,785    13.97         9,964       >4.0        14,946        >6.0
                                                                                        -                         -

                                       24

   Tier 1 Capital (to Average Assets)
     Consolidated                                   35,555     8.43        16,879       >4.0           N/A
                                                                                        -
     Salisbury Bank and Trust Company               34,785     8.26        16,848       >4.0        21,060        >5.0
                                                                                        -                         -

The declaration of cash dividends is dependent on a number of factors, including regulatory limitations, and the Company's operating results and financial condition. The stockholders of Bancorp will be entitled to dividends only when, and if, declared by the Bancorp's Board of Directors out of funds legally available therefore. The declaration of future dividends will be subject to favorable operating results, financial conditions, tax considerations, and other factors.

Under Connecticut law, the Bank may pay dividends only out of net profits. The Connecticut Banking Commissioner's approval is required for dividend payments which exceed the current year's net profits and retained net profits from the preceding two years. As of December 31, 2007, the Bank may declare dividends to Bancorp in an amount not to exceed $7,135,303.

NOTE 14 - DIRECTORS STOCK RETAINER PLAN
---------------------------------------

At the 2001 annual meeting the shareholders of Bancorp voted to approve the "Directors Stock Retainer Plan of Salisbury Bancorp, Inc." (the "Plan"). This Plan provides non-employee directors of the Company with shares of restricted stock of Bancorp as a component of their compensation for services as directors. The maximum number of shares of stock that may be issued pursuant to the Plan is 15,000. The first grant date under this Plan preceded the 2002 annual meeting of stockholders. Each director whose term of office begins with or continues after the date the Plan was approved by the stockholders is issued an "annual stock retainer" consisting of 120 shares of fully vested restricted common stock of Bancorp. In 2007 and 2006, 840 shares were issued under the Plan and the related compensation expense amounted to $30,450 and $31,920 respectively.

Note 15- ACQUISITION
--------------------

On August 1, 2007, the Bank opened a full service branch office in Dover Plains, New York. The opening of the branch reflected consummation on July 31, 2007 of the purchase of a branch office in Mt. Vernon, New York by the Bank pursuant to the Purchase and Assumption Agreement dated October 3, 2006 by and between the Bank and New York Community Bank. Such branch was relocated to Dover Plains, New York and opened for business August 1, 2007.

The assets acquired and liabilities assumed have been recorded by the Company at their fair values at the consummation date. Goodwill recorded totaled $319,407 and will be analyzed for impairment on at least an annual basis. Financial statement amounts for the transaction are included in the Company's consolidated financial statements beginning on the acquisition date. A summary is included in the supplemental disclosure in the cash flow statement.

NOTE 16 - GOODWILL AND INTANGIBLE ASSETS
----------------------------------------

The Company's assets as of December 31, 2007 and 2006 include goodwill of $2,357,884 relating to the purchase of a branch of a bank in 2001 and $7,151,421 of additional goodwill from the 2004 merger with Canaan National Bancorp, Inc. In 2007, the Company recorded $319,407 of additional goodwill from the purchase of a branch of a bank in Mt. Vernon, NY.

The Company evaluated its goodwill and intangible assets as of December 31, 2007 and 2006 and found no impairment.

A summary of acquired amortizing intangible assets is as follows:

                                                               As of December 31, 2007
                                                     --------------------------------------------
                                                        Gross                               Net
                                                      Carrying       Accumulated         Carrying
                                                       Amount        Amortization         Amount
                                                     ----------       ----------       ----------
Core deposit intangible-branch purchase              $  888,606       $  430,064       $  458,542

Core deposit intangible-Canaan National merger        1,191,279          320,538          870,741
                                                     ----------       ----------       ----------

           Total                                     $2,079,885       $  750,602       $1,329,283
                                                     ==========       ==========       ==========

                                                                As of December 31, 2006
                                                     --------------------------------------------
                                                        Gross                               Net
                                                      Carrying       Accumulated         Carrying
                                                       Amount        Amortization         Amount
                                                     ----------       ----------       ----------
Core deposit intangible-branch purchase              $  888,606       $  361,709       $  526,897

Core deposit intangible-Canaan National merger        1,191,279          224,677          966,602
                                                     ----------       ----------       ----------

           Total                                     $2,079,885       $  586,386       $1,493,499
                                                     ==========       ==========       ==========

Amortization expense was $164,216 for the years ending December 31, 2007 and 2006. Amortization is being calculated on a straight-line basis.

Estimated amortization expense for each of the five years succeeding 2007 is as follows:

           2008                         $  164,216
           2009                            164,216
           2010                            164,216
           2011                            164,216
           2012                            164,216
                                        ----------
                                        $  821,080
                                        ==========

NOTE 17 - RECLASSIFICATION
--------------------------

Certain amounts in the prior year have been reclassified to be consistent with the current year's statement presentation.

NOTE 18 - PARENT COMPANY ONLY FINANCIAL STATEMENTS
--------------------------------------------------

The following condensed financial statements are for Salisbury Bancorp, Inc. (Parent Company Only) and should be read in conjunction with the Consolidated Financial Statements of Salisbury Bancorp, Inc. and Subsidiary.

                             SALISBURY BANCORP, INC.
                             -----------------------

                              (Parent Company Only)

                                 BALANCE SHEETS
                                 --------------

                           December 31, 2007 and 2006
                           --------------------------

ASSETS                                                         2007               2006
------                                                      -----------       -----------
Money market mutual funds                                   $ 1,340,891       $ 1,199,881
Cash in Salisbury Bank and Trust Company                          6,316             2,494
                                                            -----------       -----------
                  Cash and cash equivalents                   1,347,207         1,202,375
Investment in subsidiary                                     44,668,437        43,579,224
Other assets                                                      2,910             5,469
                                                            -----------       -----------
           Total assets                                     $46,018,554       $44,787,068
                                                            ===========       ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Dividends payable                                           $   454,956       $   437,887
                                                            -----------       -----------
           Total liabilities                                    454,956           437,887
Total shareholders' equity                                   45,563,598        44,349,181
                                                            -----------       -----------
           Total liabilities and shareholders' equity       $46,018,554       $44,787,068
                                                            ===========       ===========

                             SALISBURY BANCORP, INC.
                             -----------------------

                              (Parent Company Only)

                              STATEMENTS OF INCOME
                              --------------------

                     Years Ended December 31, 2007 and 2006
                     --------------------------------------

                                                                         2007               2006
                                                                     -----------        -----------
Dividend income from subsidiary                                      $ 1,920,000        $ 1,800,000
Taxable interest on securities                                            48,487             34,435
                                                                     -----------        -----------
                                                                       1,968,487          1,834,435
                                                                     -----------        -----------

Legal expense                                                              5,485              9,984
Supplies and printing                                                        380              3,503
Other expense                                                             51,181             37,517
                                                                     -----------        -----------
                                                                          57,046             51,004
                                                                     -----------        -----------
Income before income tax benefit and equity in undistributed
   net income of subsidiary                                            1,911,441          1,783,431
Income tax benefit                                                        (2,909)            (5,469)
                                                                     -----------        -----------
Income before equity in undistributed net income of subsidiary         1,914,350          1,788,900
Equity in undistributed net income of subsidiary                       1,885,698          2,464,718
                                                                     -----------        -----------
           Net income                                                $ 3,800,048        $ 4,253,618
                                                                     ===========        ===========

                             SALISBURY BANCORP, INC.
                             -----------------------

                              (Parent Company Only)

                            STATEMENTS OF CASH FLOWS
                            ------------------------

                     Years Ended December 31, 2007 and 2006
                     --------------------------------------

                                                                         2007               2006
                                                                     -----------        -----------
Cash flows from operating activities:
   Net income                                                        $ 3,800,048        $ 4,253,618
   Adjustments to reconcile net income to net cash provided
     by operating activities:
   Equity in undistributed net income of subsidiary                   (1,885,698)        (2,464,718)
   Decrease (increase) in taxes receivable                                 2,559             (3,892)
   Issuance of shares for Directors' fees                                 30,450             31,920
                                                                     -----------        -----------

   Net cash provided by operating activities                           1,947,359          1,816,928
                                                                     -----------        -----------

Cash flows from financing activities:
   Dividends paid                                                     (1,802,527)        (1,734,277)
                                                                     -----------        -----------

   Net cash used in financing activities                              (1,802,527)        (1,734,277)
                                                                     -----------        -----------

Net increase in cash and cash equivalents                                144,832             82,651
Cash and cash equivalents at beginning of year                         1,202,375          1,119,724
                                                                     -----------        -----------
Cash and cash equivalents at end of year                             $ 1,347,207        $ 1,202,375
                                                                     ===========        ===========

NOTE 19 - QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)
-----------------------------------------------------

Summarized quarterly financial data for 2007 and 2006 follows:

                                            (In thousands, except earnings per share)
                                                         2007 Quarters Ended
                                          -------------------------------------------------
                                          March 31      June 30      Sept. 30       Dec. 31
                                          --------      -------      --------       -------
Interest and dividend income              $ 6,437       $ 6,360       $ 6,602       $ 6,753
Interest expense                            3,071         2,997         3,167         3,197
                                          -------       -------       -------       -------
   Net interest and dividend income         3,366         3,363         3,435         3,556
Provision for loan losses                       0             0             0             0
Other income                                1,124         1,115         1,060         1,165
Other expense                               3,319         3,305         3,401         3,489
                                          -------       -------       -------       -------
   Income before income taxes               1,171         1,173         1,094         1,232
Income tax expense                            237           224           177           232
                                          -------       -------       -------       -------
   Net income                             $   934       $   949       $   917       $ 1,000
                                          =======       =======       =======       =======

Earnings per common share                 $   .55       $   .56       $   .54       $   .59
                                          =======       =======       =======       =======

                                       28

                                             (In thousands, except earnings per share)
                                                         2006 Quarters Ended
                                          -------------------------------------------------
                                          March 31      June 30      Sept. 30       Dec. 31
                                          --------      -------      --------       -------
Interest and dividend income              $ 5,460       $ 5,789       $ 6,111       $ 6,369
Interest expense                            2,167         2,531         2,754         3,007
                                          -------       -------       -------       -------
   Net interest and dividend income         3,293         3,258         3,357         3,362
Benefit for loan losses                         0             0             0           (87)
Other income                                1,026         1,001         1,213         1,344
Other expense                               2,837         2,992         3,101         3,315
                                          -------       -------       -------       -------
   Income before income taxes               1,482         1,267         1,469         1,478
Income tax expense                            335           261           309           537
                                          -------       -------       -------       -------
   Net income                             $ 1,147       $ 1,006       $ 1,160       $   941
                                          =======       =======       =======       =======

Earnings per common share                 $   .68       $   .60       $   .69       $   .56
                                          =======       =======       =======       =======

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATION


Salisbury Bancorp, Inc. (the "Company"), a Connecticut corporation, formed in 1998, is the holding company for Salisbury Bank and Trust Company, (the "Bank"). The Company's sole subsidiary is the Bank, formed in 1848 which has seven (7) full service offices located in the towns of North Canaan, Lakeville, Salisbury and Sharon, Connecticut, South Egremont and Sheffield, Massachusetts, and Dover Plains, New York. A full Trust and Investment Services Division is also located in Lakeville, Connecticut. The Management's Discussion and Analysis of Results of Operations and Financial Condition that follows presents Management's comments on the consolidated operating results of the Company. In order to provide a foundation for building shareholder value and servicing customers, the Company remains committed to investing in the technological and human resources necessary for developing and delivering new personalized financial products and services in order to better serve both current and future customers in the tri-state area. The following discussion should be read in conjunction with the Company's consolidated financial statements and the notes to the consolidated financial statements that are presented as part of this Annual Report.

Forward Looking Statements
--------------------------

This Annual Report and future filings made by the Company with the Securities and Exchange Commission, as well as other filings, reports and press releases made or issued by the Company and the Bank, and oral statements made by executive officers of the Company and the Bank, may include forward-looking statements relating to such matters as:

(a) assumptions concerning future economic and business conditions and their effect on the economy in general and on the markets in which the Company and the Bank do business, and

(b) expectations for increased revenues and earnings for the Company and Bank through growth resulting from acquisitions, attraction of new deposit and loan customers and the introduction of new products and services.

Such forward-looking statements are based on assumptions rather than historical or current facts and, therefore, are inherently uncertain and subject to risk. For those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Act of 1995.

The Company notes that a variety of factors could cause the actual results or experience to differ materially from the anticipated results or other expectations described or implied by such forward-looking statements. The risks and uncertainties that may effect the operation, performance, development and results of the Company's and Bank's business include the following:

(a) the risk of adverse changes in business conditions in the banking industry generally and in the specific markets in which the Bank operates;

(b) changes in the legislative and regulatory environment that negatively impact the Company and Bank through increased operating expenses;

(c)   increased competition from other financial and non-financial institutions;

(d)   the impact of  technological  advances;  and

(e) other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

Such developments could have an adverse impact on the Company's and the Bank's financial position and results of operations.

Critical Accounting Estimates
-----------------------------

In preparing the Company's financial statements, management selects and applies numerous accounting policies. In applying these policies, management must make estimates and assumptions. The accounting policy that is most susceptible to critical estimates and assumptions is the allowance for loan losses. The determination of an appropriate provision is based on a determination of the probable amount of credit losses in the loan portfolio. Many factors influence the amount of future loan losses, relating to both the specific characteristics of the loan portfolio and general economic conditions nationally and locally. While management carefully considers these factors in determining the amount of the allowance for loan losses, future adjustments may be necessary due to changed conditions, which could have an adverse impact on reported earnings in the future. (See "Provisions and Allowance for Loan Losses".)

RESULTS OF OPERATION
--------------------

Comparison of the Years Ended December 31, 2007 and 2006
--------------------------------------------------------

Overview
--------

The reported earnings for the Company totaled $3,800,000 in 2007, which yielded earnings per average share outstanding of $2.26. This compares to earnings of $4,254,000 or $2.53 per average share outstanding in 2006. The decrease in earnings is primarily attributable to an increase in noninterest expense due to additional staff to support new marketing strategies, growth, and expansion into New York State. The Company's assets at December 31, 2007 totaled $461,960,000 compared to total assets of $450,340,000 at December 31, 2006. New business development efforts have resulted in the growth of net loans outstanding, which totaled $268,191,000 at December 31, 2007. This compares to net loans outstanding of $252,464,000 at December 31, 2006, and represents an increase of $15,727,000 or 6.23%. This growth was funded by an increase in deposits as well as an increase in advances from the Federal Home Loan Bank of Boston. Deposits at December 31, 2007 totaled $317,741,000 and compared to total deposits of $313,586,000 at December 31, 2006. Advances from the Federal Home Loan Bank totaled $95,011,000 at December 31, 2007, which compared to advances totaling $87,093,000 at December 31, 2006. The Bank continues to monitor the quality of the loan portfolio to ensure that loan quality will not be sacrificed for growth or otherwise compromise the Company's objectives. Nonperforming loans totaled $1,824,000 at December 31, 2007 as compared to nonperforming loans totaling $964,000 at December 31, 2006. While the level of nonperforming loans increased, such loans represent less than one percent (1%) of total loans outstanding. Accordingly, while the overall quality of the loan portfolio remains high, management continues to monitor the portfolio for trends in light of current economic conditions.

The Bank is "well capitalized". The Bank's risk-based capital ratios at December 31, 2007 were 13.74% for Tier 1 risk based capital and 14.69% for total risk based capital. The Bank's leverage ratio was 8.06% at December 31, 2007. This compares to a Tier 1 risk based capital ratio at December 31, 2006 of 13.97%, a total risk based capital ratio of 14.98% and a leverage ratio of 8.26%. As a result of the Company's financial performance, the Board of Directors increased total dividends declared on the Company's common stock to $1.08 per share in 2007. This compares to a $1.04 per share dividend declared in 2006.

Net Interest and Dividend Income
--------------------------------

The Company earns income from two basic sources. The primary source is through the management of its financial assets and liabilities and involves functioning as a financial intermediary. The Company accepts funds from depositors and borrows funds and either lends the funds to borrowers or invests those funds in various types of securities. The second source is fee income, which is discussed in the noninterest income section of this analysis.

Net interest income is the difference between the interest and fees earned on loans, interest and dividends earned on securities (the Company's earning assets) and the interest expense paid on deposits and borrowed funds, primarily in the form of advances from the Federal Home Loan Bank. The amount by which interest income will exceed interest expense depends on two factors: (1) the volume or balance of earning assets compared to the volume or balance of interest-bearing deposits and borrowed funds and (2) the interest rate earned on those interest-earning assets compared with the interest rate paid on those interest-bearing deposits and borrowed funds. For this discussion, net interest income is presented on an FTE basis. FTE interest income restates reported interest income on tax exempt loans and securities as if such interest were taxed at the applicable State and Federal income tax rates for all periods presented.

(dollars in thousands)                                      December 31,
                                                        2007              2006
                                                      --------------------------
Interest and Dividend Income
(financial statements)                                $ 26,152         $ 23,730

Tax Equivalent Adjustment                                1,202            1,072
                                                      --------         --------
       Total Interest and Dividend
       Income (on an FTE basis)                         27,354           24,802

Interest Expense                                       (12,432)         (10,459)
                                                      --------         --------

Net Interest and Dividend Income-FTE                  $ 14,922         $ 14,343
                                                      ========         ========

The Company's 2007 total interest and dividend income on an FTE basis for the period ended December 31, 2007 increased $2,552,000 or 10.29% when compared to the same period in 2006. The increase is primarily attributable to an increase in earning assets as well an economic environment experiencing an increase in interest rates.

Interest expense on deposits in 2007 increased $1,314,000 or 19.09% to $8,200,000 compared to $6,886,000 for the corresponding period in 2006. The increase is primarily attributable to generally higher interest rates during the period as well as an increase in interest bearing deposits. Interest expense for Federal Home Loan Bank advances increased $659,000 to $4,232,000 in 2007 compared to $3,573,000 in 2006. The increase was the result of an increase in advances during the year. Competition remains aggressive and interest margins continue to be pressured, however, net interest and dividend income on an FTE basis increased $579,000 or 4.04% over 2006 and totaled $14,922,000 for the year ended December 31, 2007 and compared to net interest and dividend income on an FTE basis of $14,343,000 for the year ended December 31, 2006.



Volume and Rate Variance Analysis of Net Interest and Dividend Income (Taxable equivalent basis)

(dollars in thousands)                          2007  over 2006                        2006 over 2005
                                        ---------------------------------      ---------------------------------
                                         Volume       Rate         Total        Volume       Rate         Total
                                        ---------------------------------      ---------------------------------
Increase (decrease) in:
Interest and dividend income on:
   Loans                                $ 1,981      $   301      $ 2,282      $ 1,335      $ 1,032      $ 2,367
   Taxable investment securities           (256)         156         (100)         (50)         836          786
   Tax-exempt investment securities         489         (108)         381         (351)         (26)        (377)
   Other interest earning                    (1)         (10)         (11)         (26)          36
                                        -------      -------      -------      -------      -------      -------
                                                                                                              10
Total interest and dividend income      $ 2,213      $   339      $ 2,552      $   908      $ 1,878      $ 2,786
                                        -------      -------      -------      -------      -------      -------

                                       32

Interest expense on:
   NOW/Money Market deposits            $    18      $    24      $    42      $   (34)     $   617      $   583
   Savings deposits                         (24)         198          174          (81)         265          184
   Time deposits                            528          570        1,098          561        1,387        1,948
   Borrowed funds                           808         (149)         659          172          220          392
                                        -------      -------      -------      -------      -------      -------
Total interest expense                  $ 1,330      $   643      $ 1,973      $   618      $ 2,489      $ 3,107
                                        -------      -------      -------      -------      -------      -------

Net interest and dividend income        $   883      $  (304)     $   579      $   290      $  (611)     $  (321)
                                        =======      =======      =======      =======      =======      =======

Net interest margin is net interest and dividend income expressed as a percentage of average earning assets. It is used to measure the difference between the average rate of interest and dividends earned on assets and the average rate of interest that must be paid to support those assets. To maintain its net interest margin, the Company must manage the relationship between interest earned and paid. The Company's 2007 net interest margin on an FTE basis was 3.54%. This compares to a net interest margin of 3.67% for 2006. The following table reflects average balances, interest earned or paid and rates for the two years ended December 31, 2007 and 2006. The average loan balances include non-accrual loans and loans currently past due 90 days and still accruing. Interest earned on loans also includes fees on loans such as late charges that are not deemed to be material. Interest earned on tax exempt securities in the table is presented on an FTE basis. A federal tax rate of 34% was used in performing these calculations. Actual tax exempt income earned in 2007 was $2,332,000 with a yield of 4.28%. Actual tax exempt income in 2006 totaled $2,080,000 with a yield of 4.41%.

YIELD ANALYSIS
Average Balances, Interest Earned/Paid and Rates

                                                       Years Ended December 31
(dollars in thousands)                        2007                                    2006
                                            INTEREST                                INTEREST
                              AVERAGE       EARNED/        YIELD       AVERAGE       EARNED/         YIELD
                              BALANCE         PAID         RATE        BALANCE        PAID           RATE
ASSETS
Interest-Earning Assets:
Loans                        $ 258,714      $17,969         6.95%     $ 229,704      $15,687         6.83%
Taxable Securities             106,775        5,783         5.42%       111,635        5,883         5.27%
Tax-Exempt Securities*          54,541        3,533         6.48%        47,215        3,152         6.68%
Federal Funds                      643           31         4.82%         1,154           56         4.85%
Other Interest-Earning           1,071           38         3.55%           703           24         3.41%
                             ----------------------                   ----------------------
Total Interest-Earning
  Assets                       421,744       27,354         6.49%       390,411       24,802         6.35%
                                            -------                                  -------
Allowance for Loan
  Losses                        (2,467)                                  (2,603)
Cash & Due From
  Banks                          6,554                                    6,949
Premises, Equipment              6,645                                    6,388
Net unrealized loss
  on AFS Securities             (3,468)                                  (4,106)
Other Assets                    20,619                                   20,348
                             ---------                                ---------
Total Average Assets         $ 449,627                                $ 417,387
                             =========                                =========

LIABILITIES AND
SHAREHOLDERS'
EQUITY
Interest-Bearing
  Liabilities:
NOW/Money Market
  Deposits                   $  80,180        1,854         2.31%     $  79,356        1,812         2.28%
Savings Deposits                47,063          814         1.73%        48,882          640         1.31%
Time Deposits                  119,052        5,532         4.65%       106,395        4,434         4.17%
Borrowed Funds                  87,649        4,232         4.83%        71,471        3,573         5.00%
                             ----------------------                   ----------------------
Total Interest-Bearing
  Liabilities                  333,944       12,432         3.72%       306,104       10,459         3.42%
                                            -------                                  -------
Demand Deposits                 66,304                                   65,151
Other Liabilities                4,673                                    2,842
Shareholders' Equity            44,706                                   43,290
                             ---------                                ---------
Total Liabilities and
  Shareholders' Equity       $ 449,627                                $ 417,387
                             =========                                =========
Net Interest Income                         $14,922                                  $14,343
                                            =======                                  =======
Net Interest Spread                                         2.77%                                    2.93%
Net Interest Margin                                         3.54%                                    3.67%

*     Presented on a fully taxable equivalent ("FTE") basis

Noninterest Income
------------------

Noninterest income totaled $4,465,000 for the year ended December 31, 2007 and compared to $4,583,000 for the year ended December 31, 2006. This is a decrease of $118,000 or 2.57%. Gains on sales of available-for-sale securities, net decreased $222,000 or 42.94%. This decrease is primarily the result of movement in market rates during the year, which limited opportunities to generate gains on sales of available-for-sale securities. Trust and investment services income increased $70,000 to $2,050,000 primarily as a result of the efforts of new business development, which has increased assets under management. Service charges on deposit accounts totaled $744,000 for 2007. This is an increase of $37,000 or 5.23% when compared to total service charges of $707,000 in 2006. The increase can be attributed to an increase in the number of deposit accounts. Mortgage refinancing remained active during 2007 resulting in revenues from gains on sales of loans that totaled $317,000, which compares to revenues totaling $358,000 for the corresponding period in 2006. Competition in the secondary mortgage market continues to be very aggressive. Other income during fiscal 2007 totaled $1,037,000. This compares to other income of $902,000 for 2006 and represents an increase of $135,000 or 14.97%. This category of income primarily consists of fees associated with transaction accounts and fees related to the origination and servicing of mortgage loans as well as gains reflecting the sale of mortgage loans.

Noninterest Expense
-------------------

Overall, noninterest expense increased 10.36% for the year ended December 31, 2007 as compared to the corresponding period in 2006. Professional fees which are included in noninterest expenses increased $225,000 or 31.87%. This increase is primarily attributable to the Company's trust and investment services division's working partnership with Bradley Foster and Sargent, Inc., an independent investment advisory firm which assists in providing a broader scope of highly personalized professional investment services to clients. In addition, internal audit expense increased, which is the result of additional services required due to compliance requirements of the Sarbanes-Oxley Act. Although some increases in the described noninterest expenses in the table below are attributable to normal volumes of business, the largest contribution to the increases in noninterest expense, including other expense, reflect non-recurring expenses associated with the Bank's entry into New York State. A branch office was established in Dover Plains, New York, which opened its doors for business on August 1, 2007.

The components of noninterest expense and the changes in the period were as follows (amounts in thousands):

                                             2007         2006      $ Change   % Change
---------------------------------------------------------------------------------------
Salaries and employee benefits              $ 7,724     $ 7,151     $   573      8.01%
Occupancy expense                               802         752          50      6.65
Equipment expense                               819         787          32      4.07
Data processing                               1,194       1,134          60      5.29
Insurance                                       163         154           9      5.84
Printing and stationery                         280         240          40     16.67
Professional fees                               931         706         225     31.87
Amortization of core deposit intangible         164         164           0       .00
Other expense                                 1,437       1,157         280     24.20
                                            -------     -------     -------
      Total noninterest expense             $13,514     $12,245     $ 1,269     10.36
                                            =======     =======     =======

Income Taxes
------------

In 2007, the Company's income tax provision totaled $870,000 which reflects an effective tax rate of 18.63%. This compares to an income tax provision of $1,442,000 and an effective tax rate of 25.32% for the same period in 2006. This decrease is primarily attributable to a decrease in taxable income.

Net Income
----------

Overall, net income totaled $3,800,000 for the year ended December 31, 2007 and represents earnings per average share outstanding of $2.26. This compares to net income of $4,254,000 for the year ended December 31, 2006, which reflects earnings per average share outstanding of $2.53.

FINANCIAL CONDITION
Comparison of December 31, 2007 and 2006
----------------------------------------

Total assets at December 31, 2007 were $461,960,000 compared to $450,340,000 at December 31, 2006. This is an increase of 2.58%. The increase is primarily the result of an increase in earning assets that were funded by an increase in deposits and advances from the Federal Home Loan Bank of Boston.

Securities Portfolio
--------------------

The Company manages the securities portfolio in accordance with the investment policy adopted by the Board of Directors. The primary objectives are to earn interest and dividend income, provide liquidity to meet cash flow needs and to manage interest rate risk and asset-quality diversifications to the Company's assets. The securities portfolio also acts as collateral for deposits of public agencies. As of December 31, 2007, the securities portfolio, including Federal Home Loan Bank of Boston stock, totaled $152,624,000. This represents a decrease of $8,607,000 or 5.34% over year-end 2006. This decrease reflects a change in asset mix as securities portfolio assets were used to fund the growth in loan demand during the year.

Securities are classified in the portfolio as either securities-available-for-sale or securities-held-to-maturity. Securities for which the Company has the ability and positive intent to hold until maturity are reported as held-to-maturity. These securities are carried at cost adjusted for amortization of premiums and accretion of discounts. Securities that are held for indefinite periods of time and which management intends to use as part of its asset/liability management strategy, or that may be sold in response to changes in interest rates, changes in prepayment risk, increases in capital requirements or other similar factors, are classified as available-for-sale. These securities are stated at fair value in the financial statements of the Company. Temporary differences between available-for-sale securities' amortized cost and fair market value (accumulated other comprehensive income or loss when net of tax) are not included in earnings, but are reported as a net amount (less expected tax) in a separate component of capital until realized. The cost basis of individual securities is written down to estimated fair value through a charge to earnings when decreases in value below amortized cost are considered to be other than temporary. At December 31, 2007, the unrealized holding losses on available-for-sale securities, net of taxes was $2,273,000. This compares to an unrealized loss net of taxes of $1,190,000 at December 31, 2006. The Company monitors the market value fluctuations of its securities portfolio on a monthly basis as well as associated credit ratings to determine potential impairment of a security.

Federal Funds Sold
------------------

Federal funds sold at December 31, 2007 totaled $300,000. Federal funds sold at December 31, 2006 totaled $1,000,000. This variance represents a normal operating range of funds for daily cash needs.

Lending
-------

New business development during the year coupled with an increase in loan demand resulted in an increase in net loans outstanding to $268,191,000 at December 31, 2007, as compared to $252,464,000 at December 31, 2006. This is an increase of $15,727,000 or 6.23%. Although the largest dollar volumes of loan activity continue to be in the residential mortgage area, the Company offers a wide variety of loan types and terms along with competitive pricing to customers. At December 31, 2006, the portfolio also included $12,000,000 in Term federal funds, which are short term loans to other financial institutions. The Company's credit function is designed to ensure adherence to prudent credit standards despite competition for loans in the Company's market area.

The following table represents the composition of the loan portfolio comparing December 31, 2007 to December 31, 2006:

                                                    December 31, 2007     December 31, 2006
                                                    -----------------     -----------------
                                                            (amounts in thousands)
Commercial, financial and agricultural                   $  20,629             $  16,465
Real Estate-construction and land development               28,928                21,169
Real Estate-residential                                    158,600               145,395
Real Estate-commercial                                      53,823                50,859
Consumer                                                     8,005                 8,816
Term federal funds                                               0                12,000
Other                                                          376                    69
                                                           270,361               254,773
Deferred costs, net                                            306                   168
Unearned income                                                 (1)                   (3)
Allowance for loan losses                                   (2,475)               (2,474)
                                                         ---------             ---------
       Net  loans                                        $ 268,191             $ 252,464
                                                         =========             =========

Provisions and Allowance for Loan Losses
----------------------------------------

Total loans outstanding as of December 31, 2007 were $270,361,000 and compares to total loans outstanding of $254,773,000 at December 31, 2006. This growth can be attributed primarily to an increase in both residential and commercial real estate loan demand as well as the Bank's new business development program. Approximately 90% of the Company's loan portfolio continues to be real estate secured.

Credit risk is inherent in the business of extending loans. The Company monitors the loan portfolio to ensure that loan quality will not be sacrificed for growth or otherwise compromise the Company's objectives. Because of the risk associated with extending loans, the Company maintains an allowance or reserve for loan and lease losses through charges to earnings. The Company evaluates the adequacy of the allowance on a monthly basis. Such evaluations are based on assessments of credit quality and trends within the portfolio and "risk rating" of loans by senior management, which is reviewed by the Company's Loan Committee on a regular basis. Loans are initially risk rated when originated. If there is deterioration in the credit quality, the risk rating is adjusted accordingly.

The Allowance for Loan and Lease Losses (ALLL) at December 31, 2007 totaled $2,475,000 representing 135.69% of nonperforming loans of $1,824,000 and .92% of total loans outstanding of $270,361,000. This compares to an ALLL of $2,474,000 which is 256.64% of nonperforming loans of $964,000 and .97% of total loans outstanding of $254,773,000 at December 31, 2006. A separate component that is evaluated is the Allowance for Off Balance Sheet Commitments, which totaled $34,000 as of December 31, 2007. The December 31, 2006 allowance for off balance sheet commitments was $36,000. A total of $103,000 in loans were charged-off during 2007 compared to $132,000 during 2006. Recoveries of previously charged-off loans totaled $104,000 during 2007 compared to $67,000 in recoveries for 2006. The allowance also includes a component resulting from the application of the measurement criteria of Statements of Financial Accounting Standards No. 114, Accounting by Creditors for Impairment of a Loan ("SFAS 114"). Impaired loans receive individual evaluation of the allowance necessary on a monthly basis. Loans to be considered for impairment are defined in the Company's Loan Policy as commercial loans with balances outstanding of $100,000 or more and residential real estate mortgages with balances of $300,000 or more. Such loans are considered impaired when it is probable that the Company will not be able to collect all principal and interest due according to the terms of the note.

Any such commercial loan and/or residential mortgage will be considered for impairment under any of the following circumstances:

      1.    Non-accrual status;

      2.    Loans over 90 days delinquent;

      3.    Troubled debt restructures consummated after December 31, 1994;

      4. Loans classified as "doubtful", meaning that they have weaknesses, which make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

The individual allowance for any impaired loan is based upon the present value of expected future cash flows discounted at the loan's effective interest rate or the fair value of the collateral if the loan is collateral dependent. Specifically identifiable and quantifiable losses are immediately charged off against the allowance.

In addition, a risk of loss factor is applied in evaluating categories of loans as part of the periodic analysis of the Allowance for Loan and Lease Losses. This analysis reviews the allocations of the different categories of loans within the portfolio and considers historical loan losses and delinquency balances as well as recent delinquent percentage trends.

The credit card delinquency and loss history is separately evaluated and given a special loan loss factor because management recognizes the higher risk involved in such loans. Concentrations of credit and local economic factors are also evaluated on a periodic basis. Historical averages of net losses by loan types are examined as well as trends by type. The Bank's loan mix over the same period of time is also analyzed. A loan loss allocation is made for each type of loan multiplied by the loan mix percentage for each loan type to produce a weighted average factor.

While management estimates loan losses using the best available information, no assurances can be given that future additions to the allowance will not be necessary based on changes in economic and real estate market conditions, identification of additional problem loans or other factors. Additionally, despite the excellent overall quality of the loan portfolio and expectations of the Company to continue to grow its existing portfolio, future additions to the allowance may be necessary to maintain adequate reserve coverage. Overall, management is of the opinion that the ALLL is adequate as of December 31, 2007.

Deposits
--------

The Company offers a variety of deposit accounts with a range of interest rates and terms. Deposits at year-end 2007 totaled $317,741,000 compared to
$313,586,000 at year-end 2006. The Company continues its efforts to competitively price products and develop and maintain relationship banking with its customers. The flow of deposits is influenced significantly by general economic conditions, changes in money market rates, prevailing interest rates and the aggressive competition from nonbanking entities.

During 2007, there was a change in the mix of deposits. Demand, NOW and savings balances, which are lower cost core deposits, decreased and were replaced primarily by time deposits, which, as illustrated by the table below, results in a significant increase in interest expense.

The average daily amount of deposits by category and the average rates paid on such deposits are summarized in the following table:

(dollars in thousands)           Year ended December 31
                           2007                      2006
                 -----------------------------------------------------
                  Average                  Average
                  Balance       Rate       Balance            Rate
                 -----------------------------------------------------
Demand           $   66,304               $   65,151
NOW                  24,822      .26%         25,090             .26%
Money Market         55,358     3.23%         54,266            3.22%
Savings              47,063     1.73%         48,882            1.31%
Time                119,052     4.65%        106,395            4.17%
                 ----------               ----------
                 $  312,599     2.62%     $  299,784            2.29%
                 ==========               ==========

Maturities of time certificates of deposits of $100,000 or more outstanding at December 31 are summarized as follows:

(dollars in thousands)                      December 31
                                          2007         2006
                                         -------------------

Three months or less                     $ 7,603     $12,045
Over three months through six months      17,429       8,946
Over six months through one year          15,114      24,791
Over one year                             10,975       9,533
                                         -------     -------

Total                                    $51,121     $55,315
                                         =======     =======

Borrowings
----------

As part of its operating strategy, the Company utilizes advances from the Federal Home Loan Bank to supplement deposit growth and fund its asset growth, a strategy that is designed to increase interest income. These advances are made pursuant to various credit programs, each of which has its own interest rate and range of maturities. At December 31, 2007, the Company had $95,011,000 in outstanding advances from the Federal Home Loan Bank compared to $87,093,000 at December 31, 2006. Management expects that it will continue this strategy of supplementing deposit growth with advances from Federal Home Loan Bank of Boston. (See Note 7 to the Financial Statements.)

Interest Rate Risk
------------------

Interest rate risk is the most significant market risk affecting the Company. Interest rate risk is defined as an exposure to a movement in interest rates that could have an adverse effect on net interest income. Net interest income is sensitive to interest rate risk to the degree that interest bearing liabilities mature or reprice on a different basis than earning assets.

The Bank's assets and liabilities are managed in accordance with policies established and reviewed by the Bank's Board of Directors. The Bank's
Asset/Liability Management Committee monitors asset and deposit levels, developments and trends in interest rates, liquidity and capital. One of the primary financial objectives is to manage interest rate risk and control the sensitivity of earnings to changes in interest rates in order to prudently improve net interest income and manage the maturities and interest rate sensitivities of assets and liabilities.

The Bank uses asset/liability modeling software to develop scenario analyses, which measure the impact that changing interest rates have on net interest income. These model simulations are projected out over a two year time horizon, assuming proportional upward and downward interest rate movements of 100, 200 and 300 basis points. Simulations are projected out in two ways:

            (1) using the same balance sheet as the Bank had on the simulation date, and

            (2) using a growing balance sheet based on recent growth patterns and strategies.

As interest rates rise or fall, these simulations incorporate expected future lending rates, current and expected future funding sources and cost, the possible exercise of options, changes in prepayment rates, and other factors which may be important in determining the future growth of net interest income. The rates the Company earns on its assets and the rates it pays on its liabilities are generally fixed for a contractual period of time. Imbalance in these contractual maturities can create significant earnings volatility because market interest rates change over time. In a period of rising interest rates, the interest income earned on assets may not increase as rapidly as the interest paid on liabilities. In a period of declining interest rates the interest income earned on assets may decrease more rapidly than the interest paid on liabilities. This would primarily be attributed to accelerated prepayments on loans and securities that are significantly influenced by movements in market rates.

The net interest margin may be adversely affected by several possible interest rate environments. Foremost, a continued flat or inverted yield curve may result in shorter term market interest rates that equal or exceed those of longer term rates. This could further increase the Bank's cost of interest-bearing liabilities that continue to outpace its yield on earning assets resulting in additional net interest rate spread compression.

Liquidity
---------

Liquidity is the ability to raise funds on a timely basis at an acceptable cost in order to meet cash needs. Adequate liquidity is necessary to handle fluctuation in deposit levels, to provide for customers' credit needs, and to take advantage of investment opportunities as they are presented. The Company manages liquidity primarily with readily marketable investment securities, deposits and loan repayments. The Company's subsidiary, the Bank, is a member of the Federal Home Loan Bank of Boston, which provides a source of available borrowings for liquidity.

At December 31, 2007, the Company had approximately $59,318,000 in loan commitments outstanding. Management believes that the current level of liquidity is ample to meet the Company's needs for both the present and foreseeable future.

Capital
-------

At December 31, 2007, the Company had $45,564,000 in shareholders' equity compared to $44,349,000 at December 31, 2006. This represents an increase of $1,215,000 or 2.74%. Several components contributed to the change since December 2006. Earnings for the year totaled $3,800,000. Securities in the portfolio that are classified as available-for-sale are adjusted to fair value monthly and the unrealized losses or gains are not included in earnings, but are reported as a net amount (less expected tax) as a separate component of capital until realized. Market fluctuations of fair value of the securities portfolio during 2007 resulted in other comprehensive loss net of tax totaling $1,082,000. The initial application of SFAS No. 158, as described in Note 2 to the Financial Statements, resulted in other comprehensive income, net of tax of $286,000 in 2007. The Company declared dividends in 2007 resulting in a decrease in capital of $1,820,000. The Company issued 840 new shares of common stock under the terms of the Director Stock Retainer Plan during the second quarter of 2007, which resulted in an increase in capital of $30,000.

Under current regulatory definitions, the Bank is considered to be "well capitalized" for capital adequacy purposes. As a result, the Bank pays the lowest federal deposit insurance deposit premiums possible. One primary measure of capital adequacy for regulatory purposes is based on the ratio of risk-based capital to risk weighted assets. This method of measuring capital adequacy helps to establish capital requirements that are sensitive to the differences in risk associated with various assets. It takes into account off-balance sheet exposure in assessing capital adequacy and it minimizes disincentives to holding liquid, low risk assets. At year-end 2007, the Bank had a total risk-based capital ratio of 14.69% compared to 14.98% at December 31, 2006. Maintaining strong capital is essential to bank safety and soundness. However, the effective management of capital resources requires generating attractive returns on equity to build value for shareholders while maintaining appropriate levels of capital to fund growth, meet regulatory requirements and be consistent with prudent industry practices. Management believes that the capital ratios of the Company and Bank are adequate to continue to meet the foreseeable capital needs of the institution.

Impact of Inflation and Changing Prices
---------------------------------------

The Company's consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States of America which require the measurement of financial condition and operating results in terms of historical dollars without considering changes in the relative purchasing power of money, over time, due to inflation. Unlike most industrial companies, virtually all of the assets and liabilities of the Company are monetary and as a result, interest rates tend to have a greater impact on the Company's performance than do the effects of general levels of inflation. Although interest rates do not necessarily move in the same direction or with the same magnitude as the prices of goods and services, inflation could impact earnings in future periods.

Off-Balance Sheet Arrangements
------------------------------

The Company is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. In the opinion of management, these off-balance sheet arrangements are not likely to have a material effect on the Company's financial condition, results of operations, or liquidity. (See Note 11 to the Financial Statements).

Statement of Management's Responsibility
----------------------------------------

Management is responsible for the integrity and objectivity of the consolidated financial statements and other information appearing in this Form 10-K. The consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America applying estimates and management's best judgment as required. To fulfill their responsibilities, management establishes and maintains accounting systems and practices adequately supported by internal accounting controls. These controls include the selection and training of management and supervisory personnel; an organization structure providing for delegation of authority and establishment or responsibilities; communication of requirements for compliance with approved accounting, control and business practices throughout the organization; business planning and review; and a program of internal audit. Management believes the internal accounting controls in use provide reasonable assurance that assets are safeguarded, that transactions are executed in accordance with management's authorization and that financial records are reliable for the purpose of preparing financial statements. Shatswell, MacLeod and Company, P.C. has been engaged to provide an independent opinion on the fairness of the consolidated financial statements. Their report appears in this Annual Report on Form 10-K.

Management's Report on Internal Control Over Financial Reporting
----------------------------------------------------------------

The management of the Company is responsible for establishing and maintaining adequate internal control over financial reporting. The internal control process has been designed under our supervision to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the Company's financial statements for external reporting purposes in accordance with accounting principles generally accepted in the United States of America.

Management conducted an assessment of the effectiveness of the Company's internal control over financial reporting as of December 31, 2007, utilizing the framework established in Internal Control -- Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Based on this assessment, management has determined that the Company's internal control over financial reporting as of December 31, 2007 is effective.

Our internal control over financial reporting includes policies and procedures that (1) pertain to the maintenance of records that accurately and fairly reflect, in reasonable detail, the transactions and dispositions of assets of the Company; (2) provide reasonable assurances that: (a) transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America and (b) receipts and expenditures are being made only in accordance with authorizations of management and the directors of the Company; and (3) provide reasonable assurance regarding the prevention or timely detection of unauthorized acquisition, use, or disposition of the Company's assets that could have a material effect on the Company's financial statements.

This Annual Report does not include an attestation report of the Company's registered public accounting firm regarding internal control over financial reporting. Management's report was not subject to attestation by the Company's registered public accounting firm pursuant to temporary rules of the SEC that permit the Company to provide only management's report in this Annual Report.

All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.


/s/ John F. Perotti    /s/ Richard J. Cantele, Jr.         /s John F. Foley
-------------------    ---------------------------   ---------------------------
 John F. Perotti          Richard J. Cantele, Jr.          John F. Foley
  Chairman & CEO             President & COO         CFO, Treasurer & Secretary



                                       42